AGREEMENT FOR PURCHASE AND SALE

OF

UNIVERSITY CIRCLE

1900, 1950 and 2000 University Avenue, East Palo Alto, California

August 1, 2005

between

UNIVERSITY CIRCLE INVESTORS, LLC

and

WELLS OPERATING PARTNERSHIP II

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EXHIBITS

EXHIBIT A	– Basic Definitions
EXHIBIT B	– Preliminary Report
EXHIBIT C	– Form of Assignment of Leases
EXHIBIT D	– Form of Bill of Sale and Assignment
EXHIBIT E	– List of Personal Property
EXHIBIT F	– List of Contracts
EXHIBIT G	– Deposit Escrow Instructions
EXHIBIT H	– Form of Estoppel Certificate
EXHIBIT H-1	– Form of Seller’s Certificate
EXHIBIT I	– Form of Release Agreement and Covenant Not To Sue
EXHIBIT J	– List of Tenant Occupancy Leases
EXHIBIT K	– List of Hazardous Materials Information Documents
EXHIBIT L	– Form of Grant Deed
EXHIBIT M	– Form of Affidavit/Certificate of Non–Foreign Status
EXHIBIT N	– Form of Tenant/Contractor Notice Letter
EXHIBIT O	– Assumption Indemnity Agreement
EXHIBIT P	– Example of Earnout Amount Calculation
EXHIBIT Q	– Tenant Improvement Allowances, Leasing Commissions and Rent Support
EXHIBIT R	– [reserved]
EXHIBIT S	– Greenberg Traurig Possible Lease Amendments
EXHIBIT T	– Form of Representation Letter

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AGREEMENT FOR PURCHASE AND SALE

THIS AGREEMENT FOR PURCHASE AND SALE is made and entered into as of August 1, 2005, by and between UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company (“Seller”), and WELLS OPERATING PARTNERSHIP II, a Delaware limited partnership (“Buyer”).

RECITALS

A. Seller owns a certain improved real and other property defined as the “Property” in EXHIBIT A to this Agreement.

B. Seller wishes to sell the Property to Buyer, and Buyer wishes to acquire the Property from Seller, upon the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE I.

BASIC DEFINITIONS

Terms not otherwise defined shall have the meanings set forth in EXHIBIT A.

ARTICLE II.

PURCHASE AND SALE

Section 2.1 Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon all of the terms, covenants and conditions set forth in this Agreement.

Section 2.2 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be the sum of (1) Two Hundred Ninety Three Million, Twenty One Thousand, One Hundred Ninety Dollars ($293,021,190) (the “Initial Payment”) plus (2) the Earnout Amount.

(a) The Initial Payment shall be paid by Buyer to Seller in immediately available funds through Escrow on the Closing Date, as follows:

(i) Buyer shall pay that portion of the Initial Payment equal to the outstanding balance of the Existing Loan as of the Closing Date by accepting title to the Property subject to the Existing Loan as secured by the Existing Deed of Trust and by executing and delivering the Loan Assumption Agreement and the Assumption Indemnity Agreement; and

(ii) the balance of the Initial Payment, plus or minus prorations and credits, shall be paid in immediately available funds through Escrow on the Closing Date.

(b) The Earnout Amount shall be paid in immediately available funds directly to Seller on May 1, 2006, or such earlier date as is fifteen (15) days after Seller has presented to Buyer for execution on behalf of Buyer a Qualified Lease or Leases for at least nineteen thousand, three hundred fifty eight (19,358) rentable square feet in the Improvements. The date the Earnout Amount shall be payable is the “Earnout Closing”.

Section 2.3 Earnout Amount.

(a) From and after the Effective Date and continuing through the Closing Date until the Earnout Closing, Seller shall, and shall have the right to, continue to use reasonable good faith efforts to negotiate and enter into, if prior to the Closing Date, or deliver to Buyer for execution, if on or following the Closing Date, Qualified Leases using the personnel and brokers presently used by Seller or such other competent brokers as Seller may select. Seller shall pay the installments of real estate brokers’ commissions and tenant improvement allowances due prior to the Earnout Closing in connection with Qualified Leases and shall credit the amount of any remaining obligations for commissions and such allowances against the Earnout Amount at the Earnout Closing.

(b) The Earnout Amount shall be Seven Million Seven, Hundred Forty Three Thousand, Two Hundred Dollars ($7,743,200) plus the aggregate of the amounts by which for any rentable square foot of space in the Improvements that is subject to a Qualified Lease entered into prior to the Earnout Closing: (i)(A) the sum of the first twelve (12) months’ base rent payable under such Qualified Lease, commencing at the end of any free rent or rent abatement period, divided by (B) sixty-five thousandths (0.065), exceeds Four Hundred Dollars ($400) per rentable square foot. An example of the calculation of the Earnout Amount is set forth in EXHIBIT P. In no event shall the Earnout Amount exceed Twelve Million, Eight Hundred Sixty Five Thousand, Six Hundred Twenty Five Dollars ($12,865,625). The obligation of Buyer to pay the Earnout Amount shall be secured by a letter of credit (the “Letter of Credit”) in the amount of Seven Million, Seven Hundred Forty Three Thousand, Two Hundred Dollars ($7,743,200) in a form and issued by a bank reasonably acceptable to Seller. If Buyer fails to make payment to of the Earnout Amount to Seller on the Earnout Closing and such failure continues for ten (10) days following notice from Seller to Buyer, then Seller may draw upon the Letter of Credit for payment of the Earnout Amount and upon receipt of such payment, Seller shall return the Letter of Credit, if there is any remaining amount then remains undrawn thereunder, to Buyer.

(c) If, under a Qualified Lease, payment of base rent is not required to commence by May 1, 2006, the Earnout Amount shall be reduced by an amount equal to the base rent that would have been payable during the period from May 1, 2006 until the date the payment of base rent is scheduled to commence under such Lease.

Section 2.4 Assignment of Leases. Upon the close of Escrow, Seller shall assign to Buyer all of the landlord’s interest, as of the Closing Date, in the Tenant Occupancy Leases pursuant to an Assignment of Leases in the form attached hereto as EXHIBIT C, to which shall be attached a list of the Tenant Occupancy Leases in effect as of the Closing Date.

Section 2.5 Personal Property and Contracts. Upon the close of Escrow, Seller shall deliver to Buyer Seller’s interest in the Personal Property pursuant to a Bill of Sale and Assignment in the form attached hereto as EXHIBIT D, to which will be attached a list of personal property in the form of EXHIBIT E, and shall assign to Buyer, and Buyer shall

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assume, those contracts and agreements listed on the list of contracts attached hereto as EXHIBIT F, both of which exhibits shall be revised as necessary to reflect changes in circumstances not under Seller’s control, such as destruction or theft of personal property or expiration of certain contracts.

Section 2.6 Deposit.

(a) Within one (1) business day following full execution and delivery of this Agreement, Buyer shall deposit in Escrow with the Title Company Five Million Dollars ($5,000,000) (the “Initial Deposit”). At the same time the Initial Deposit is made into Escrow, Buyer and Seller shall execute and deliver to the Title Company Deposit Escrow Instructions in the form attached hereto as EXHIBIT G.

(b) If Buyer does not desire to terminate this Agreement on or before the end of the Investigation Period, then if the Closing does not occur on the following business day, on or before such following business day, Buyer shall deposit in Escrow with the Title Company the additional sum of Ten Million Dollars ($10,000,000) (the “Additional Deposit”). The Initial Deposit and the Additional Deposit are, collectively, the “Deposit.”

(c) Buyer may cause the Deposit to be invested while in Escrow using short term debt obligations subject to Seller’s consent, which shall not unreasonably be withheld. Any and all interest earned on the Deposit during the time it is held in Escrow shall belong to, and be paid to, Buyer unless paid to Seller and applied against the Purchase Price at Closing. At any time on or before the end of the Investigation Period, Buyer, in its sole discretion, may, by notice to Seller, terminate this Agreement whereupon the Initial Deposit and all interest accrued thereon shall be promptly paid to Buyer.

Section 2.7 Application of Deposit. If the purchase and sale transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit deposited in Escrow shall be credited against the Purchase Price. The Deposit shall be returned immediately to Buyer in the event (a) any of the conditions precedent set forth in Sections 3.1 or 3.2 below are not fulfilled or waived by the party intended to be benefited thereby and this Agreement is terminated in accordance with Section 3.3 below, or (b) a default by Seller in accordance with Section 7.2 below, or (c) in accordance with Section 8.1 below, if applicable. If Buyer defaults in its obligation to purchase the Property as described in this Agreement, then the Deposit shall be paid to Seller as liquidated damages as described in Section 7.1 below.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.1 Buyer’s Conditions Precedent. Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or timely waiver by Buyer of each of the following conditions precedent:

(a) On or before the Closing Date, the timely performance by Seller of each and every material covenant and undertaking to be performed by Seller pursuant to this Agreement and the continued truth or accuracy as of the Closing Date of the representations and

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warranties of Seller made as of the Effective Date. If Seller becomes aware that any representation or warranty of Seller should be modified due to changes in circumstances or additional information which becomes available following the Effective Date, Seller shall deliver to Buyer a statement correcting such representation or warranty. Seller shall not be liable to Buyer for, or be deemed to be in default under this Agreement by reason of, any breach of a representation or warranty which results from any change that (A) occurs between the Effective Date and the Closing Date, and (B) is not prohibited under this Agreement or is beyond the reasonable control of Seller to prevent (including the discovery by Buyer or Seller of additional information prior to the Closing Date). Notwithstanding the foregoing, if the breach of such representation or warranty is materially adverse to Buyer, Buyer may treat such event as a failure of its conditions precedent and may terminate this Agreement under Section 3.3 below, or if such breach arises from a change which is a result of Seller’s breach of its obligations under this Agreement or an intentional act or omission which makes a Seller’s representation or warranty untrue, then Buyer may treat such event as a default by Seller. If Buyer proceeds to purchase the Property, it shall be deemed to have waived any claims arising out of such breach.

(b) Prior to the expiration of the Investigation Period, Buyer’s inspection and approval, in Buyer’s sole discretion, of all physical, environmental, economic and legal matters relating to the Property, all pursuant to and subject to the limitations in Section 3.4 below.

(c) Buyer’s receipt at least five (5) days prior to the Closing Date of Estoppel Certificates substantially in the form of EXHIBIT H, or with such modifications thereto as may be made by the tenant so long as the tenant has made at least the certifications required in a form of estoppel certificate attached to its Tenant Occupancy Lease, executed by Dewey, Ballantine, Bingham McCutchen, DLA Piper Rudnick, Greenberg Traurig and Howery & Simon (the “Major Tenants”) and at least two (2) of the following tenants: Piper Jaffray, Greater Bay Bancorp and Wachovia Securities, LLC (the “Secondary Tenants”) and estoppels from tenants must include those from tenants (inclusive of the Major Tenants and the requisite Secondary Tenants) which, in the aggregate, lease at least seventy five percent (75%) of the leased square footage. Seller shall not be obligated to expend any funds in connection with obtaining any Estoppel Certificates and the failure of Seller to obtain any Estoppel Certificates shall not be a breach of this Agreement by Seller. In the event that Seller has been unable to obtain the Estoppel Certificates from tenants under Tenant Occupancy Leases covering at least seventy five percent (75%) of the leased area in the Property, the condition precedent set forth in this paragraph 3.1(c) relating to obtain estoppel certificates for at least seventy five percent (75%) of the leased area shall be deemed satisfied if Seller shall deliver its own certificate (“Seller’s Certificate”) to Buyer in the form of EXHIBIT H-1 with respect to those Tenant Occupancy Leases for which Seller did not obtain a tenant’s Estoppel Certificate; provided that a Seller’s Certificate may not be substituted for any Major Tenant or Secondary Tenant or for other tenants which, in the aggregate, lease more than ten percent (10%) of the leased square footage in the Property. If an Estoppel Certificate from a tenant that did not execute one previously is delivered to Buyer, then such tenant’s certificate shall replace the Seller’s Certificate to the extent they are not inconsistent, and Seller shall not have any obligations or liabilities under the Seller’s Certificate to the extent that it is so replaced. Buyer shall not be required to accept (and the same shall not count towards satisfaction of the estoppel condition, any certificate which discloses: (i) a material uncured default by the tenant or the landlord under the lease; (ii) any correct

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information that is materially inconsistent with the terms of the lease; (iii) any right to set-off in favor of the tenant or (iv) any material claim by the tenant against the landlord.

(d) Prior to the expiration of the Investigation Period, Buyer’s review and approval of the matters affecting title to the Property.

(e) Prior to the end of the Investigation Period, Buyer and the Existing Lender shall have agreed upon the form of the Loan Assumption Agreement and prior to the closing Date, the Existing Lender shall have executed, acknowledged and delivered the Assumption Agreement into Escrow.

(f) As of the Closing, the absence of any outstanding default of Seller under the Existing Loan Documents.

(g) The willingness of Title Company to issue, upon the sole condition of the payment of its regularly scheduled premium, its American Land Title Association (“ALTA”) owner’s extended coverage form policy of title insurance (“Buyer’s Title Policy”), insuring Buyer in the amount of the Purchase Price that title to the Land and Improvements is vested of record in Buyer on the Closing Date, subject only to the printed conditions and exceptions of such policy and the Permitted Exceptions described in Section 5.1 below.

Section 3.2 Seller’s Conditions Precedent. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver by Seller of the following conditions precedent:

(a) The entire Deposit shall have timely been paid to Seller under Section 2.6 above.

(b) On or before the Closing Date, the due and timely performance by Buyer of each and every covenant and undertaking to be performed by Buyer pursuant to this Agreement, and the continued truth or accuracy as of the Closing Date of the representations and warranties of Buyer as made as of the Effective Date. If Buyer becomes aware that any representation or warranty of Buyer should be modified due to changes in circumstances or additional information which becomes available following the Effective Date, Buyer shall deliver to Seller a statement correcting such representation or warranty. Buyer shall not be liable to Seller for, or be deemed to be in default under this Agreement by reason of, any breach of a representation or warranty which results from any change that (i) occurs between the Effective Date and the Closing Date, and (ii) is not prohibited under this Agreement or is beyond the reasonable control of Buyer to prevent, or is the result of the discovery by Buyer or Seller of additional information. Notwithstanding the foregoing, if the breach of such representation or warranty is materially adverse to Seller, Seller may treat such event as a failure of its conditions precedent and may terminate this Agreement under Section 3.3 below, or if such breach arises from a change which is a result of Buyer’s breach of its obligations under this Agreement or an intentional act or omission which makes a Buyer’s representation or warranty untrue, then Seller may treat such event as a default by Buyer.

(c) Prior to the end of the Investigation Period, Seller and Existing Lender shall have agreed upon the form of Loan Assumption Agreement, and prior to the Closing Date,

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the Existing Lender shall have executed, acknowledged and delivered the Loan Assumption Agreement into escrow and as of the Closing, the Existing Lender shall have released the Deposit held in the Pledge Account under the Security and Pledge Agreement that is one of the Existing Loan Documents.

(d) Prior to the Closing Date, Buyer shall have executed and delivered the Loan Assumption Agreement.

Section 3.3 Failure or Waiver of Conditions Precedent. Except as otherwise set forth in Sections 3.1 or 3.2 above, in the event any of the conditions set forth in Sections 3.1 or 3.2 are not fulfilled or waived by the party intended to be benefited thereby, then by notice from the party intended to be so benefited to the other, this Agreement shall terminate and all rights and obligations and the parties shall not have any obligations accruing following such termination except those which explicitly survive. In such event, the Deposit shall be returned to Buyer, subject to Section 2.6 above and Buyer shall promptly deliver to Seller all documents previously obtained from Seller and all copies thereof. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Sections 3.1 and 3.2 above. If a party does not give timely notice to the other of its approval of a condition precedent for its benefit, that party shall be deemed to have approved such condition and such condition shall be deemed to have been satisfied. The consent to the close of Escrow for the purchase of the Property pursuant to this Agreement shall waive any remaining unfulfilled conditions in favor of the consenting party.

Section 3.4 Buyer’s Review and Seller’s Disclaimer.

(a) During the Investigation Period, and thereafter if this Agreement is not terminated, Buyer shall be permitted to make a complete physical inspection of the Property and, upon reasonable advance notice, to review and copy at Seller’s property manager’s office and at the offices of the members in members of Seller which possess such records during regular business hours all documents and information in Seller’s or its property manager’s possession regarding the physical condition of the Property, property operating expenses, insurance claims, reports relating to prior damage, correspondence with governmental entities and similar documents relating to the Property which Buyer deems material to the purchase of the Property. Such documents shall include, to the extent such are in Seller’s or its property manager’s possession, all plans, drawings, specifications, soils reports, engineering and architectural studies, hazardous materials studies, hydrology reports, surveys and similar data. Seller shall permit Buyer reasonable access to the Property during the Investigation Period upon reasonable advance notice and thereafter if this Agreement is not terminated. Seller shall cooperate with Buyer in the making of its investigations but shall not be obligated to incur any out-of-pocket expense in connection therewith. Seller shall cooperate with Buyer in arranging meetings with tenants, the Existing Lender and governmental agencies regarding issues relating to the Property, Buyer shall not contact or otherwise communicate with tenants, governmental employees regarding issues relating to the Property or the Existing Loan without giving Seller at least one (1) business day’s prior notice of and an opportunity to be present at and any all meetings and telephone conferences and delivering to Seller copies of all written or electronic communications at least one (1) business day prior to delivery to tenants, governmental employees or the Existing Lender.

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(b) In conducting any inspections, investigations or tests of the Property and of documents provided by Seller, Buyer and its agents and representatives shall: (i) not disturb the tenants or interfere with their use of the Property pursuant to their respective Tenant Occupancy Leases; (ii) not interfere with the operation and maintenance of the Property; (iii) not perform any invasive or destructive testing or sampling and not otherwise damage any part of the Property or any personal property owned or held by any tenant or any third party and shall promptly restore any such damage caused by Buyer or its agents; (iv) not injure Seller, its agents or tenants or their respective agents, guests, invitees, contractors and employees or subtenants; (v) comply with all applicable laws; (vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (viii) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any information obtained by Buyer prior to Closing concerning the Property or documents related thereto in accordance with the requirements of Section 8.11 below, or except as may be otherwise required by law.

(c) Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all loss, cost, liability and expense (including reasonable attorneys’ fees and costs and specifically including keeping the Property free from mechanic’s or material supplier liens) arising out of the activities of Buyer, its employees, contractors and agents on the Property prior to the Closing. This indemnification shall survive the Closing or the termination of this Agreement. Notwithstanding the foregoing, Buyer shall not be obligated to Seller under this paragraph for any loss, cost, liability or expense arising out of Buyer’s mere discovery of preexisting conditions at the Property nor any liability arising out of Seller’s negligence or intentional misconduct. Prior to any entry onto the Property by Buyer or its agents, Buyer shall deliver to Seller evidence reasonably acceptable to Seller of the existence of commercial general liability insurance, which may be provided under a blanket policy, with blanket contractual obligations endorsement, and a minimum limit through a combination of underlying and umbrella coverage of at least Five Million Dollars ($5,000,000), endorsed to name Seller, its property manager and any other person or entity that Seller may designate as additional insureds, to provide that such coverage is primary and not contributory to any insurance maintained by an additional insured and to provide Seller with at least thirty (30) days’ written notice prior to cancellation or material reduction in coverage.

(d) Other than as expressly set forth herein, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or matters affecting the Property including, without limitation, the physical condition of the Property, title to or the boundaries of the Property, pest control matters, soil condition, the use, presence or release of Hazardous Materials, other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, the financial condition of the tenants in the Improvements, the ownership, management or operation of the Property, including any claim or demand by any tenant for the refund or return of any security deposit or other deposit, and all other information pertaining to the Property. Buyer acknowledges that Buyer has not and shall not rely on any of the studies, reports, maps or other documents, if any, made available by Seller to Buyer, and to the extent that Seller has delivered or made available to Buyer any such documents, it has done so strictly as an accommodation to Buyer and without any representation or warranty, express or implied,

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concerning the accuracy or completeness of the information contained in such documents. Buyer acknowledges and agrees that (i) Buyer has entered into this Agreement with the intention of relying upon its own investigation of the physical, environmental, economic and legal condition of the Property, and (ii) other than those representations and warranties expressly set forth herein or in any instrument delivered by Seller at Closing, Buyer is not relying upon any representations or warranties made by Seller or anyone acting or claiming to act on Seller’s behalf concerning the Property. Subject to the representations, warranties and covenants of Seller expressly set forth shall purchase the Property in its “AS IS” condition, “WITH ALL FAULTS” on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.

Section 3.5 Buyer’s Release. The release of Claims (as defined below) set forth in this Section 3.5 shall be referred to as the “Release.” Except for Claims arising out of Seller’s breach of the express representations under this Agreement, third party claims arising from events occurring prior to the Closing or claims of tenants under their Tenant Occupancy Leases for the refund of security deposits relating to actions or events occurring prior to Closing, Buyer, on behalf of itself and of the other Waiver Parties hereby forever, absolutely, unconditionally and completely releases and discharges the Released Parties from and against any and all actual, threatened or potential claims, claims for contribution under Environmental Laws, suits, proceedings, actions, causes of action, demands, liabilities, losses, obligations, orders, requirements or restrictions, liens, penalties, fines, charges, debts, damages, costs, and expenses of every kind and nature, whether now known or unknown, whether foreseeable or unforeseeable, whether under any foreign, federal, state or local law (both statutory and nonstatutory), and, whether asserted or demanded by a third party against any of the Waiver Parties or incurred directly or indirectly by any of the Waiver Parties themselves, that any of the Waiver Parties may now or hereafter have against any of the Released Parties (collectively, “Claims”), and that arise in connection with or in any way are related to (i) the physical condition of the Property, its financial condition or that of the tenants under the Tenant Occupancy Leases, the value of the Property or its suitability for Buyer’s use, the status of any of the Tenant Occupancy Leases or of the tenants thereunder, the ownership, management or operation of the Property or the accuracy or completeness of any information reviewed by Buyer in connection with its investigations of the Property and which may have been relied upon by Buyer in deciding to purchase the Property, (ii) any Handling of any Waste Materials or Hazardous Materials at, beneath, to, from or about the Property, (iii) any compliance or non-compliance with Environmental Laws regarding any Waste Materials, Hazardous Materials or any Handling related thereto at, beneath, to, from or about the Property, (iv) any acts, omissions, services or other conduct related to any of the foregoing items “(i)” through “(iii),” inclusive, and/or (v) any condition, activity or other matter respecting the Property that is not addressed by any of the foregoing items “(i)” through “(iv),” inclusive and that is related to pollution or protection of the environment, natural resources, or public health. Buyer shall defend, hold harmless and indemnify the Released Parties and each of them from and against all claims, suits, demands, losses, damages and expenses (including reasonable attorneys’ and consultants’ fees and costs) incurred as a result of actions which are inconsistent with the provisions of this Section 3.5 of Buyer, or its successors under this Agreement or of entities or persons who or which at any time control, are under common control with or are controlled by Buyer. This Release shall survive the close of Escrow and the recording of the deed conveying the Property from Seller to Buyer.

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BUYER HEREBY SPECIFICALLY WAIVES THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE (“SECTION 1542”) AND ANY SIMILAR LAW OF ANY OTHER STATE, TERRITORY OR JURISDICTION. SECTION 1542 PROVIDES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.

Buyer

Section 3.6 Covenant Not to Sue. Buyer, on its own behalf and on behalf of each of the other Waiver Parties, covenants and agrees never to sue or otherwise commence or prosecute any action or other proceeding against any of the Released Parties, for a claim released pursuant to the Release. If any of the Waiver Parties asserts a claim that is contrary to the Release, Buyer shall indemnify, defend and hold harmless the Released Parties against whom such claim is asserted for all liabilities, including court costs and reasonable attorneys, fees, which are asserted against any of the Released Parties in connection with such action or proceeding. The parties hereto agree that this Section 3.6 (the “Covenant Not to Sue”) may be pleaded by a Released Party as a full and complete defense to any action or proceeding by a Waiver Party that is contrary to the terms of the Release, and may be asserted as a basis for abatement of, or injunction against, said action or proceeding and as a basis for a cross-complaint for damages therein. In the event a Waiver Party breaches the Covenant Not to Sue, any Released Party damaged thereby shall be entitled to recover, and Buyer shall hold harmless and indemnify a Released Party from and against, not only the amount of any judgment which may be awarded in favor of such damaged Released Party, but also for such other actual damages, costs, and expenses as may be incurred by such damaged Released Party, including court costs, reasonable attorneys’ fees and all other costs and expenses, taxable or otherwise, in preparing the defense of, defending against, or seeking and obtaining abatement of, or injunction against, such action or proceeding, and establishing and maintaining the applicability of the Release and this Covenant Not to Sue.

Section 3.7 Restatement of Buyer’s Release and Covenant Not to Sue. At Closing, Buyer and any assignee taking title to the Property shall execute and deliver to Seller a Release Agreement and Covenant Not to Sue in the form of EXHIBIT I hereto, together with evidence reasonably acceptable to Seller that such execution and delivery has been duly authorized and executed on behalf of Buyer and any such assignee.

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ARTICLE IV.

WARRANTIES AND REPRESENTATIONS AND COVENANTS

Section 4.1 Seller’s Warranties and Representations. Seller hereby makes the following representations and warranties to Buyer which, subject to the limitations set forth in this Agreement, shall survive the close of Escrow and the recording of the deed conveying the Property from Seller to Buyer.

(a) Seller is a limited liability company, duly existing and organized under the laws of the State of Delaware and in good standing under the laws of the State of Delaware and is duly qualified in the State of California and has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Seller have been taken. This Agreement has been, and the documents contemplated to be delivered by Seller at Closing will be, duly authorized, executed and delivered by Seller and are and will be the legal, valid and binding obligations of Seller. Seller’s execution, delivery and performance of this Agreement will not result in any violation of, or default under, any document by which Seller is organized, any agreement to which Buyer is a party or by which Seller or the Property is bound.

(b) Seller is the landlord under the Tenant Occupancy Leases, a true and complete list of which is set forth on EXHIBIT J attached hereto. There are no defaults of Seller under the Tenant Occupancy Leases and, to Seller’s knowledge, there are no defaults of any tenants under the Tenant Occupancy Leases; other than as set forth in the schedule attached hereto as EXHIBIT Q, there are no outstanding leasing commissions, or tenant improvement allowances; Seller has not received any written notice from any tenant of any default of Seller under the tenant’s Tenant Occupancy Lease or an intent by the tenant to terminate its Lease. Except for the Tenant Occupancy Leases listed on EXHIBIT J, there are no leases, licenses or occupancy agreements affecting the Property.

(c) Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code Section 1445 and any related regulations.

(d) Seller has not received any written notice addressed to Seller that the condition of the Property is in violation of any laws or regulations or the requirements of any insurance underwriters or policies, and Seller has not been served or received written notice addressed to Seller that Seller or the Property is a defendant in, or subject to, any litigation the outcome of which could have a material adverse affect on the ownership or operation of the Property.

(e) With respect to the possible presence in or under the Land or the Improvements of Hazardous Materials, Seller is aware of the information set forth in the documents listed in EXHIBIT K, complete copies of which documents have been made available to Buyer for its review. The documents set forth in EXHIBIT K include all of the environment reports and studies commissioned by Seller.

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(f) The contracts listed on EXHIBIT F are all of the contracts entered into or assumed by or on behalf of Seller and relating to the Property and in effect as of the Effective Date and which will be binding on Buyer or the Property after Closing and Seller has made available to Buyer for inspection complete copies or originals of such contracts.

(g) Seller is not contemplating any bankruptcy proceedings for Seller.

Section 4.2 Buyer’s Representations and Warranties. Buyer hereby makes the following representations and warranties to Seller which, subject to the limitations set forth in this Agreement, shall survive the close of Escrow and the recording of the deed conveying the Property from Seller to Buyer. Buyer is a limited partnership, duly existing and organized under the laws of the State of Delaware and in good standing under the laws of the State of California and has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer have been taken. Buyer’s execution, delivery and performance of this Agreement will not result in any violation of, or default under, any document by which Buyer is organized, any agreement to which Buyer is a party or by which Buyer or the Property is bound. This Agreement has been, and the documents contemplated to be delivered by Buyer at Closing will be, duly authorized, executed and delivered by Buyer and is and will be the legal, valid and binding obligations of Buyer.

Section 4.3 Restatement at Closing. The foregoing representations and warranties of Seller and Buyer shall be deemed restated and remade by Seller and Buyer in their entirety as of the Closing Date. If at any time after the Effective Date and prior to the Closing Date, there is a change in circumstances or either Seller or Buyer acquires any information or knowledge which would, without disclosure, make any of the warranties or representations made by either of the parties materially untrue or materially misleading, then the party obtaining such knowledge shall immediately notify the other party and such event shall be governed by the provisions of paragraphs 3.1(a) and 3.2(b).

Section 4.4 Limitations. The parties agree that Seller’s representations and warranties contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall expire and shall be of no further force or effect as of two hundred seventy (270) days following the Closing Date (the “Limitation Period”). If Buyer, within the Limitation Period, gives notice to Seller of any breach of such representations or warranties, then Buyer’s sole remedy shall be a claim in arbitration under Section 8.2 below for damages as a consequence thereof, which must be made, if at all, within ninety (90) days after Buyer gave notice to Seller of Seller’s breach. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such representations or warranties, provided that consent to the Closing by Buyer or Seller shall be deemed to constitute a waiver of any breach of which such party had actual knowledge as of the Closing Date. For the purposes of this Section 4.4, “actual knowledge” of Seller shall mean that of Joseph R. Seiger, and “actual knowledge” of Buyer shall mean that of Joseph H. Pangburn. Buyer agrees that the post-Closing maximum liability of Seller for the alleged breach of any or all representations or warranties set forth in this Agreement is limited to Five Million Dollars ($5,000,000). The provisions of this Section 4.4

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shall survive the Closing. Any breach of a representation or warranty that occurs prior to Closing shall be governed by Article 7.

Section 4.5 Seller’s Covenants. Between the end of the Investigation Period and the Closing Date (or termination of this Agreement) Seller shall:

(a) operate, manage and maintain the Property in the ordinary course of Seller’s business, and substantially in accordance with present practices;

(b) from and after the Effective Date, not without the prior consent of Buyer, which consent shall not unreasonably be withheld prior to the end of the Investigation Period, but which may be withheld in Buyer’s sole discretion thereafter, and which consent shall be deemed given if not denied by notice, including the reasons therefore if consent is requested prior to the end of the Investigation Period, given by Buyer to Seller within three (3) business days after the giving of Seller’s request for consent: (i) other than as contemplated in paragraphs 6.3(b)(vi) and (vii) below enter into any new lease or occupancy agreement affecting the Property; (ii) amend any Tenant Occupancy Lease except as may be permitted under the terms of EXHIBIT S to address the outcome of ongoing negotiations with Greenberg Traurig regarding additional expansion rights (and such amendment shall be subject to Buyer’s consent, which consent shall not unreasonably be withheld), or (iii) amend any Contract;

(c) not transfer or enter into any contract to transfer any of the Property or Tenant Occupancy Leases or Contracts or create on the Property any easements, liens, mortgages, encumbrances or other interests which will survive the Closing;

(d) not enter into any Contract which is not terminable upon thirty (30) days’ notice, or amend or waive any rights which survive the Closing under any Contract;

(e) comply with the terms of the Tenant Occupancy Leases; and

(f) cooperate with Buyer in obtaining the Existing Lender’s consent to the conveyance of the Property to Buyer subject to the Existing Deed of Trust and Buyer’s assumption of the Existing Loan;

Section 4.6 Buyer’s Covenants.

(a) Buyer and Seller (at no out-of-pocket cost to Seller) shall promptly apply for the consent of the Existing Lender to Buyer’s purchase of the Property subject to the Existing Deed of Trust and its assumption of the Existing Loan and shall promptly deliver to Existing Lender, its representatives and consultants any and all applications, reports, studies and/or other information requested by Existing Lender. Each party shall provide the other with copies of all correspondence and other communications with Existing Lender in connection with such application. The parties will exercise commercially reasonable diligence to apply for and secure the consent of Existing Lender to Seller’s conveyance of the Property to Buyer subject to the Existing Deed of Trust; provided that Buyer shall not be required to pay any non-refundable deposit for anything other than the Existing Lender’s out-of-pocket costs in responding to Buyer’s application prior to the end of the Investigation Period. Buyer shall pay when due all

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fees and costs required by the Existing Lender in connection with its review of Buyer’s application for such consent and for its granting of such consent.

Section 4.7 Cooperation with Buyer’s Auditors and SEC Filing Requirements. Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer (or Wells Operating Partnership [II], L.P. or Wells Real Estate Investment Trust [II], Inc.) to file its Form 8-K, if, as and when such filing may be required by the Securities and Exchange Commission (“SEC”). At Buyer’s sole cost and expense, Seller shall allow Buyer’s auditor (Ernst & Young) to conduct an audit of the income statements of the Property for the last complete fiscal year immediately preceding the Closing Date, and shall cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer’s auditor a letter of representation (the “Representation Letter”) in the form attached hereto as EXHIBIT T, and, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer to make any required filings with the SEC or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information.

ARTICLE V.

CONDITIONS OF TITLE

Section 5.1 Condition of Title. Buyer shall accept title to the Property subject to the following matters: (i) as of Closing Date, the lien for current real property taxes not yet due and payable including any supplementary taxes relating to the period after Closing which may be imposed as a result of Buyer’s purchase of the Property from Seller; (ii) exceptions 3 through 18 as set forth in the Preliminary Report; (iii) matters which would be disclosed by an ALTA survey of the Property obtained by Buyer, if any, prior to the end of the Investigation Period and not timely objected to by Buyer; (iii) the rights of tenants under their Tenant Occupancy Leases and (iv) matters created by, through or under Buyer. All of the foregoing shall be, collectively, the “Permitted Exceptions.”

Section 5.2 Cure of Title Defects. If, prior to the Closing Date, the Title Company discloses any title exceptions other than the Permitted Exceptions, then Seller shall have thirty (30) days following the giving of notice by Buyer or the Title Company to Seller to attempt, at its option, to cause such exceptions to be removed as exceptions or insured against (subject to the reasonable approval of Buyer) at no expense to Buyer, which, in either case, shall be deemed the cure of such title defect. If such thirty day period extends beyond the scheduled Closing Date, the Closing Date shall be extended until the first business day following the expiration of such thirty day period.

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ARTICLE VI.

ESCROW AND CLOSING

Section 6.1 Escrow Arrangements. Before the Closing Date, Seller and Buyer shall each deliver escrow instructions to the Title Company consistent with this Article VI and the parties shall deposit in the Escrow the funds and documents described below.

(a) Seller shall deposit:

(i) a duly executed and acknowledged grant deed to Buyer in the form attached to this Agreement as EXHIBIT L (the “Grant Deed”);

(ii) two (2) duly executed and acknowledged counterparts of the Release Agreement and Covenant Not to Sue in the form attached hereto as EXHIBIT I (the “Covenant”);

(iii) two (2) duly executed counterparts of an Assignment of Leases in the form of EXHIBIT C hereto, to which will be attached an exhibit which lists then-current Tenant Occupancy Leases;

(iv) two (2) duly executed counterparts of a Bill of Sale and Assignment (the “Bill of Sale”) in the form of EXHIBIT D hereto; to which will be attached schedules which list the Contracts and the Personal Property;

(v) a duly executed Affidavit of Non-foreign Status in the form attached to this Agreement as EXHIBIT M (the “Affidavit”);

(vi) a duly executed California Franchise Tax Board Form 593-C (the “Form 593-C”);

(vii) two (2) duly executed counterparts of the Loan Assumption Agreement;

(viii) two (2) duly executed counterparts of the Assumption Indemnity Agreement in the form of EXHIBIT O;

(ix) letters (“Tenant Notice Letters”) to all tenants and contractors and vendors under the Contracts in the form of EXHIBIT N, duly executed by Seller;

(x) escrow instructions and an approved preliminary settlement statement consistent with the terms of this Agreement;

(xi) Such other documents as the Existing Lender may require and such other documents as the Title Company reasonably may require including, without limitation, evidence of Seller’s authority and an owner’s affidavit in a form reasonably acceptable to Seller; and

(xii) Seller’s Representation Letter as described in Section 4.7 above.

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(b) Buyer shall deposit:

(i) Immediately available funds in the amount of the Purchase Price as adjusted for prorations and credits, less the Deposit and less the then-outstanding balance of the Existing Loan (“Seller’s Funds”), plus sufficient additional funds to pay Buyer’s share of all Escrow costs and closing expenses;

(ii) two (2) duly executed and acknowledged counterparts of the Covenant;

(iii) two (2) duly executed counterparts of the Assignment of Leases;

(iv) two (2) duly executed counterparts of the Bill of Sale and Assignment;

(v) two (2) counterparts of the Assumption Indemnity Agreement duly executed by Buyer and by any entity other than Buyer to which Buyer assigns its rights under and pursuant to this Agreement;

(vi) such documents and funds as may be required pursuant to the approved Loan Assumption Agreement;

(vii) two (2) duly executed counterparts of the Loan Assumption Agreement;

(viii) the Letter of Credit as issued by a Bank reasonably acceptable to Seller; and

(ix) escrow instructions and an approved preliminary settlement statement consistent with the terms of this Agreement.

Section 6.2 Closing. Title Company shall close the Escrow by:

(a) recording the Grant Deed and executed counterparts of the Covenant, in that order and without intervening documents, and the Loan Assumption Agreement, in the San Mateo County Official Records;

(b) issuing Buyer’s Title Policy to Buyer;

(c) delivering to Buyer the Affidavit, the Form 593-C, the Tenant Notice Letters, and complete counterparts of the Bill of Sale and Assignment, the Assignment of Leases, the Loan

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Assumption Agreement as executed on behalf of the Existing Lender, a fully executed counterpart of the Assumption Indemnity Agreement and the Covenant and Seller’s Representation Letter;

(d) delivering to Seller by wire transfer, Seller’s Funds (after adjusting for prorations, Escrow costs, closing expenses and the “Revenue Support Funds” as described below), the Letter of Credit, a counterpart of each of the Assignment of Leases, the Loan Assumption Agreement, the Assumption Indemnity Agreement and the Bill of Sale and Assignment;

(e) delivering to the Existing Lender any funds and any documents required by it as executed by Buyer; and

(f) retaining in escrow Nine Million, Three Hundred Ten Thousand, One Hundred Fifty Seven Dollars ($9,310,157), as such amount shall be decreased until the Closing Date by the “Daily Burn Down” as set forth in EXHIBIT Q for each day from and including August 1, 2005 until the Closing Date, to be disbursed pursuant to separate instructions from Buyer without notice to Seller or any requirement of consent from Seller.

Section 6.3 Prorations and Credits.

(a) The following shall be apportioned with respect to the Property as of 12:01 a.m. on the Closing Date, as if Buyer were vested with title to the Property during the entire day of the Closing Date:

(i) all collected rents, reimbursements for property taxes and operating expenses and other sums paid under Tenant Occupancy Leases (“Rents”) (including prepaid rents);

(ii) taxes and assessments (including, without limitation, personal property taxes on the Personal Property) and assessments levied against the Property (“Property Taxes”);

(iii) obligations incurred under any Contracts relating to the Property other than New Lease Contracts for which obligations incurred shall be allocated between Seller and Buyer as described in paragraph 6.3(c) and other than the CalTrans Improvement Agreement for which obligations shall be allocated as described in paragraph 6.3;

(iv) gas, electricity and other utility charges for which Seller is liable, if any; such charges to be apportioned on a preliminary basis at Closing on the basis of the most recent meter reading occurring prior to the Closing Date, subject to final adjustment between Buyer and Seller within thirty (30) days following receipt of utility bills for the month in which the Closing Date occurs;

(v) any other operating expenses under Contracts being assumed by Buyer pursuant hereto;

(vi) the Owner’s Association assessments and other items pertaining to the Property; and

(vii) interest accruing under the Existing Loan.

(b) Notwithstanding anything contained in the foregoing provisions:

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(i) at Closing, (A) Seller shall credit to the account of Buyer the amount of all security deposits held by Seller with respect to the Tenant Occupancy Leases, (B) Seller shall deliver to Buyer any letters of credit held as security under any Tenant Occupancy Leases and prior to Closing take such other actions to transfer the beneficiary’s interest thereunder to Buyer as of or immediately following the Closing, and (C) Buyer shall credit to the account of Seller all refundable cash or other deposits posted by Seller with utility companies serving the Property (which shall be assigned to Buyer). If any letters of credit as aforesaid may not be transferred at Closing, Seller shall continue to cooperate after Closing to effect such transfer; and, prior to such transfer, Seller shall hold such letters of credit for the benefit of Buyer and make draws thereon for the benefit of Buyer upon notice from Buyer that it is entitled to the proceeds thereof under the applicable Tenant Occupancy Lease.

(ii) Buyer and Seller shall prorate real estate taxes and assessments for the period for which such taxes are assessed, regardless of when payable. Any taxes paid at or prior to the Closing Date shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have been determined but have not been paid before the Closing, Seller shall be charged and Buyer credited at Closing an amount equal to that portion of the taxes and assessments which relates to the period before the Closing Date, and Buyer shall pay the taxes and assessments prior to their becoming delinquent. If the actual taxes and assessments are not known at Closing, the proration shall be based upon the most recent assessed values and tax rates. To the extent that the actual taxes and assessments paid differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days of the issuance of final tax bills. Notwithstanding anything to the contrary, Seller shall be entitled to any and all tax refunds relating to the period before the Closing Date, regardless of when the refunds are received, except if and to the extent that such refunds are payable to tenants of the Property at the time such refunds are received under the terms of their respective Tenant Occupancy Leases, in which case the refundable portion of the amount received shall be paid to Buyer. Buyer shall pay any such refund received by Buyer to Seller, less amounts due to tenants as described above, within ten (10) days of receipt by Buyer or its successors in interest. Seller shall pay any supplementary taxes to the extent relating to the period prior to the Closing Date, and Buyer shall pay any supplementary taxes to the extent relating to the period on or after the Closing Date.

(iii) If Seller collects non-delinquent Rents after Closing, Seller shall promptly pay the portion of such amounts attributable to the period commencing upon the Closing to Buyer. Rent that was delinquent as of the Closing Date but collected by Seller or Buyer after the Closing Date shall be delivered as follows: (A) if received by Seller, it shall, within fifteen (15) days after the receipt thereof, deliver to Buyer the portion of any such Rent accruing on and following the Closing Date (net of Buyer’s share of Seller’s costs of collection), and (B) if received by Buyer, it shall, within fifteen (15) days after the receipt thereof, deliver to Seller the portion of any such Rent which accrued prior to the Closing Date (net of Seller’s share of Buyer’s costs of collection) with in each case the amounts of Rents consisting of Operating Expense Pass-Throughs as determined below. In either of such events, amounts collected shall first be applied to bring current rents due Buyer and then towards rents delinquent to Seller. All Rent paid under any Tenant Occupancy Leases which require payment in advance received by Seller or Buyer shall be applied first to Rents then due and payable when collected, and then to delinquent Rents, in inverse order of maturity. Seller retains the right to pursue tenants for

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payment of Rent delinquent as of the Closing Date, but not including the right to terminate any Tenant Occupancy Lease, and Buyer agrees to cooperate with Seller at no cost to Buyer. In the event that there shall be any Rents under any Tenant Occupancy Lease which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as “Operating Expense Pass-Throughs” as described below), then any such Rents received by Buyer or its agents or Seller or its agents subsequent to the Closing Date shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Buyer as of the Closing Date, in accordance with the next subparagraph (iv). Rents payable under the Tenant Occupancy Leases shall be prorated based on the number of days Seller and Buyer each own the Property in the month in which the Closing Date occurs.

(iv) Seller, as landlord under the Tenant Occupancy Leases, is currently collecting from certain tenants under the Tenant Occupancy Leases additional rent related to taxes, insurance, utilities, maintenance and other operating costs incurred by Seller in connection with the ownership, operation, maintenance and management of the Property (such expenses, collectively “Pass Through Expenses” and such collections, collectively “Operating Expense Pass-Throughs”). If Seller collects Operating Expense Pass-Throughs for the month in which Closing occurs attributable to any period after the Closing Date, Seller shall credit any such amounts to Buyer at Closing. Buyer shall pay any amounts received by Buyer as Operating Expense Pass-Throughs and attributable to the period prior to the Closing Date to Seller within fifteen (15) days following receipt; and Seller shall pay any amounts received by Seller as Operating Expense Pass-Throughs and attributable to the period from and after Closing to Buyer within fifteen (15) days following receipt. Within ninety (90) days after the Closing Date, Seller shall prepare and deliver to Buyer a calculation of Pass Through Expenses incurred and Operating Expense Pass-Throughs collected through the Closing Date and Seller shall pay to Buyer any overcollections of Pass-Though Expenses for the period prior to the Closing Date within fifteen (15) days after delivery to Buyer of Seller’s calculation. Either party may inspect the other’s books and records related to the Property to confirm the calculation. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment. Seller shall use reasonable good faith efforts to settle all such charges for Operating Expense Pass-Throughs, and any percentage rents based on sales for 2005, with the tenants prior to the Closing Date. To the extent Operating Expense Pass-Throughs collected by Seller under Tenant Occupancy Leases exceeds Pass Through Expenses incurred during the same period, and the landlord is required to refund or credit the tenants amounts for Pass Through Expenses for calendar years 2004 and prior years and that portion of 2005 prior to the Closing Date (including those arising from tax refunds received by Seller), Seller shall pay to Buyer any such credits or refunds owed by Seller to such tenants; in such event, Buyer shall pay to such tenants such credits and refunds promptly, except to the extent Buyer is permitted to credit such amounts against future Operating Expense Pass-Throughs under any Tenant Occupancy Lease. To the extent that Operating Expense Pass-Throughs collected by Seller under Tenant Occupancy Leases prior to the Closing Date is less than the Pass Through Expenses incurred during the period prior to Closing, after year-end reconciliations with tenants, Buyer shall pay to Seller within thirty (30) days following receipt thereof the amount of the reimbursement payments for such period received from tenants.

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(v) With respect to the Tenant Occupancy Leases in effect as of the Effective Date, Seller has credited against the Initial Payment the tenant improvement allowances, real estate brokers’ commissions and other costs identified in EXHIBIT Q (all of the foregoing are “New Lease Expenses”). If and to the extent that Seller pays any such New Lease Expenses prior to the Closing Date, Seller shall provide evidence of such payment to Buyer and Seller shall be credited at Closing for the amounts so paid. Seller shall credit against the Purchase Price any amount by which New Lease Expenses remaining to be paid as of the Closing Date under Tenant Occupancy Leases in effect as of the Effective Date exceeds Four Million, Forty Thousand, Eight Hundred Fifty Four Dollars ($4,040,854) (being the total amount shown in EXHIBIT Q. )

(vi) The Purchase Price shall be increased on a per diem basis at the “Daily Burn Down” as set forth in EXHIBIT Q for each day following August 1, 2005 and including the actual Closing Date, that the Closing Date is delayed.

(c) Amounts received by Seller prior to the Closing which are specifically designated as reimbursement for costs incurred by Seller prior to the Closing Date for additional or excess tenant improvements or changes to tenant improvements under Tenant Occupancy Leases, and related amounts such as administration charges, and not amounts which are base rent or reimbursements of operating expenses or property taxes, may be retained by Seller. The agreements with contractors, design professionals and suppliers under which costs are incurred by Seller in compliance with the terms of this Agreement for such tenant improvements, changes and other costs are incurred are referred to as “New Lease Contracts”). Seller shall not enter into any New Lease Contracts from and after the Effective Date without the prior consent of Buyer, which consent shall not unreasonably be withheld prior to the end of the Investigation Period, but which may be withheld in Buyer’s sole discretion thereafter, and which consent shall be deemed given if not denied by notice, including the reasons therefor if such consent is requested within the Investigation Period, given by Buyer to Seller within five (5) business days after the giving of Seller’s request for consent. Any amounts received by Seller prior to the Closing but which relate to costs for additional or excess tenant improvements or changes to tenant improvements but not incurred by Seller as of the Closing shall be credited to Buyer. Any such amounts received by Buyer upon or following Closing Date may be retained by Buyer and shall be so accounted for in calculating prorations.

(d) Seller shall credit against the Purchase Price Two Hundred Forty Thousand Dollars ($240,000) in lieu of constructing basement storage space and Buyer shall reimburse Seller for the Four Hundred Eighty Thousand Four Hundred Twenty One Dollars ($480,421) Seller has paid under the CalTrans Improvement Agreement, plus interest accrued thereon pursuant to such Agreement.

(e) Buyer shall pay or pledge to the Existing Lender such funds or other security as Existing Lender shall require in order to release to Seller or its members, as appropriate, all funds and other security pledged to Existing Lender in connection with the Existing Loan.

(f) The obligations under this Section 6.3 shall survive the close of Escrow and the recording of the deed conveying the Property from Seller to Buyer.

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Section 6.4 Other Closing Costs. Buyer shall pay all fees and costs charged by the Existing Lender in connection with Buyer’s purchase of the Property subject to the Existing Deed of Trust. Buyer and Seller shall each pay one-half of the Escrow fees. Seller shall pay all County transfer taxes and Buyer shall pay any sales taxes. Buyer shall pay the premium for Buyer’s Title Policy, including without limitation, the cost of any endorsements thereto requested by Buyer, the cost of any physical inspections and the cost of any related survey. All other costs of Escrow and closing of this transaction shall be divided equally between the parties.

Section 6.5 Deliveries Outside of Escrow. Upon the close of Escrow, Seller shall deliver directly to Buyer by transferring along with possession of the Property on the Closing Date: (a) all keys and other access control devices for the Improvements which are in Seller’s possession, (b) the originals in Seller’s possession of all Contracts and Tenant Occupancy Leases (c) all other Personal Property, subject to the rights of certain tenants to certain Personal Property under the terms of their respective Tenant Occupancy Leases, and (d) the resignation of Seller as Manager under the Declaration.

ARTICLE VII.

DEFAULT AND REMEDIES

Section 7.1 Liquidated Damages. IF BUYER DEFAULTS IN ITS OBLIGATION TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, THE ENTIRE AMOUNT OF THE DEPOSIT AND ALL INTEREST ACCRUED THEREON, SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES FOR SUCH DEFAULT. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY BUYER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. BUYER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER (EXCEPT AS OTHERWISE PROVIDED BELOW) FOR BUYER’S FAILURE TO PURCHASE THE PROPERTY IN BREACH OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH AMOUNTS AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTHING CONTAINED IN THE FOREGOING SHALL SERVE TO WAIVE OR OTHERWISE LIMIT (A) SELLER’S REMEDIES OR DAMAGES FOR CLAIMS OF SELLER AGAINST BUYER WITH RESPECT TO ANY OBLIGATIONS OF BUYER THAT, BY THE TERMS OF THIS AGREEMENT, SURVIVE THE CLOSE OF ESCROW OR ANY TERMINATION OF THIS AGREEMENT BEFORE THE CLOSE OF ESCROW, OR (B) SELLER’S RIGHTS TO OBTAIN FROM BUYER ALL COSTS AND EXPENSES OF ENFORCING THIS LIQUIDATED DAMAGE PROVISION, INCLUDING LEGAL COSTS.

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ACCEPTED AND AGREED TO:

_________________	_________________
Seller	Buyer

Section 7.2 Buyer’s Remedies.

(a) If Seller breaches this Agreement prior to the Closing for any reason except failure by Buyer to perform its obligations, or if prior to Closing any one or more of Seller’s representations or warranties are breached in any material respect, Buyer shall elect, as its sole remedy, either to (i) terminate this Agreement by giving notice to Seller of such election prior to or at Closing, whereupon the Deposit shall be returned to Buyer and Seller shall reimburse Buyer for Buyer’s out-of-pocket costs incurred in connection with the negotiation and performance under this Agreement, but not in excess of One Hundred Thousand Dollars ($100,000); or (ii) waive such breach and proceed to Closing; or (iii) pursue the remedy of specific performance. Notwithstanding anything herein to the contrary, Buyer shall be deemed to have elected to terminate this Agreement if as a result of Seller’s breach Buyer does not proceed to Closing and thereafter fails to give Seller notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ninety (90) days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within ninety (90) days following the scheduled Closing Date. Buyer’s remedies shall be limited to those described in this Section 7.2. Nothing contained in the foregoing shall serve to waive or otherwise limit Buyer’s remedies or damages for claims of Buyer against Seller with respect to any obligations of Seller that, by the terms of this Agreement, survive the close of Escrow or any termination of this Agreement before the Closing or impair buyer’s rights to obtain from Seller all costs and expenses of enforcing this Agreement. IN NO EVENT SHALL SELLER’S MEMBERS OR ITS OR THEIR DIRECT OR INDIRECT MEMBERS, PARTNERS, SHAREHOLDERS OR AFFILIATES, ANY OFFICER, MANAGER, MEMBER, DIRECTOR, EMPLOYEE, OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

(b) To secure its liabilities and obligations under this Agreement and the documents executed by Seller as contemplated in this Agreement, Seller shall deposit Five Million Dollars ($5,000,000) in an escrow (the “Damages Escrow”) with the Title Company at the Closing. The instructions to the Title Company regarding the Damages Escrow shall provide that all funds therein shall be disbursed to Seller two hundred seventy (270) days following the Closing Date (the “Termination Date”) unless prior to such date, Buyer has given notice to Seller and the Title Company that Buyer has a claim against Seller under this Agreement or any document executed by Seller in connection with this Agreement, specifying the basis for such claim and the amount thereof, in which event the amount of such claim, plus ten percent (10%) thereof, shall remain in the Damages Escrow as of the Termination Date until such time as Buyer’s claim has been resolved, either by a decision in arbitration or a judgment in litigation or mutual agreement of the parties and any amount then remaining in the Damages Escrow shall be

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disbursed to Seller. All interest accruing in the Damages Escrow shall belong to, and be payable currently to, Seller.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1 Damage or Destruction. If there shall be damage or destruction to the Improvements during the period from the Effective Date to the Closing Date (the “Contract Period”), then Seller shall promptly notify Buyer and the provisions of this Section shall apply.

(a) Seller shall promptly pursue the loss adjustment on such insurance claims related to such damage or destruction. Any casualty insurance proceeds for damage or destruction during the Contract Period received by Seller prior to the close of Escrow and not expended on repair or reconstruction of the Property before the close of Escrow shall be credited to Buyer on the close of Escrow. Any casualty insurance proceeds received by Seller after the close of Escrow for the repair of damage or destruction during the Contract Period and not expended by Seller on repair or reconstruction of the Property prior to Closing shall promptly be delivered by Seller to Buyer.

(b) Seller shall cooperate fully with all reasonable requests of Buyer in the processing of such insurance claims and shall keep Buyer reasonably informed as to the status thereof. Subject to the consent of its insurance carriers and the holder of any lien on the Property, upon the close of Escrow, Seller shall assign to Buyer all of Seller’s rights under any policy or policies of casualty insurance covering losses to the Property occurring during the Contract Period and not expended prior to the close of Escrow for repair or reconstruction. Upon the close of Escrow, Seller shall assign to Buyer all of Seller’s rights under its rental loss insurance policy payable for the period from and after the close of Escrow for events occurring during the Contract Period, and promptly upon its receipt thereof, Seller shall remit to Buyer any rental loss insurance proceeds payable for the period after close of Escrow. If there are casualty losses to the Property during the Contract Period which are uninsured or to which a deductible amount may apply, Buyer shall receive a credit in the amount of the estimated cost to repair or restore the Property as a result of any such uninsured casualty or any deductible under casualty insurance assigned to Buyer at closing.

(c) Notwithstanding anything to the contrary contained in the foregoing, if the cost of restoration or repair of any such damage or destruction (as estimated by a contractor or architect mutually acceptable to and compensated jointly by Buyer and Seller) is greater than Three Million Dollars ($3,000,000), then Buyer may terminate this Agreement upon notice given to Seller before the Closing Date. Upon such termination, Seller shall cause the return of the Deposit shall be returned to Buyer and all rights and obligations accruing under this Agreement after such date of each party shall terminate.

(d) Anything in this Agreement to the contrary notwithstanding, all insurance proceeds to be expended by Seller or assigned or delivered to Buyer pursuant to this Section 8.1 shall not include the proceeds of rent loss or business interruption insurance, if any, for the periods up to (but not including) the Closing Date, which insurance proceeds shall be retained by Seller.

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Section 8.2 Arbitration of Disputes. Controversies or claims between Seller and Buyer that arise from this Agreement (including any modifications to this Agreement), any document, agreement or procedure related to or delivered in connection with this Agreement or the Property, any violation of this Agreement, or any claims for damages resulting from any business conducted between Seller and Buyer related to this Agreement, including claims for injury to persons, property or business interests (individually, an “Arbitrable Dispute”) shall be resolved pursuant to this Section 8.2, which shall survive the Closing. An Arbitrable Dispute shall not include any controversies or claims between Seller and Buyer that arise out of any claims or controversies asserted by any third party against Buyer or Seller in connection with this Agreement or any document, agreement or procedure related to or delivered in connection with this Agreement or the Property.

(a) Any controversies or claims between Seller and Buyer that arise from Arbitrable Disputes shall be settled by arbitration in San Francisco, California, under the administration of the American Arbitration Association (the “AAA”) or the Judicial Arbitration and Mediation Service (“JAMS”), as selected by the party initiating arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association current as of the time the demand is made (the “Rules of the AAA”), if not inconsistent with other provisions of this Agreement, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties submit to the jurisdiction of the Superior Court of California, County of San Mateo, for purposes of confirming in any such award and entering judgment. The parties further agree that, despite anything to the contrary that may now or hereafter be contained in the Rules of the AAA, this Section 8.2 shall control.

(b) Either party may initiate the arbitration procedure by delivering a written notice of demand for arbitration to the other party (“Demand”). Within thirty (30) days after receipt of a Demand from the other party, each party shall appoint one (1) person to hear and decide the dispute. The two (2) persons so chosen shall, within thirty (30) days after their appointment, appoint a third impartial arbitrator. Each appointment of an arbitrator shall be deemed complete on delivery by the appointing party of a written notice of appointment of that arbitrator to the San Francisco Regional Office of the AAA or JAMS. If either Seller or Buyer fails to designate its arbitrator within the specified period after receipt of the Demand, then the arbitrator designated by the other party shall sit as the sole arbitrator to resolve the Arbitrable Dispute. If the party appointed arbitrators are unable to appoint an impartial arbitrator, the impartial arbitrator shall be appointed under the Rules of the AAA. The arbitrators shall be compensated for their services at a rate to be determined by the AAA or JAMS, as appropriate.

(c) The arbitrators shall have the authority to issue any judgment or order, including punitive damages and equitable relief; provided, however, that the arbitrators’ power to provide equitable relief or specific performance shall not be limited to disputes in connection with the administration of this Agreement and shall not preclude or restrict implementation of the termination provisions of this Agreement. The final majority decision of the three arbitrators shall be final and conclusive on the parties to this Agreement. The arbitrators shall, on request of either Seller or Buyer, issue a written opinion of their findings of fact and conclusions of law. On receipt by the requesting party of the written opinion, the party shall have the right to file with arbitrators a motion to reconsider, and the arbitrators shall then reconsider the issues raised

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by the motion and either confirm or change their majority decision, which shall then be final and conclusive on the parties.

(d) It is specifically contemplated and agreed by the parties that California Code of Civil Procedure Section 1283.05, as it may be amended from time to time, shall be incorporated into, made a part of, and made applicable to the arbitration agreement in this Section 8.2. For the purposes of the statute of limitations, the filing of arbitration under this Section 8.2 is the equivalent of the filing of a lawsuit, and any claim or controversy that may be arbitrated under this Section 8.2 is subject to any applicable statute of limitations. The arbitrators shall have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THESE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION, AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

SELLER	BUYER

WE HAVE READ AND UNDERSTOOD THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Section 8.3 Brokerage Commissions and Finder’s Fees. Each party to this Agreement warrants to the other that other than Secured Capital Corporation in Los Angeles, California (“Seller’s Broker”), no person or entity can properly claim a right to a real estate commission, real estate finder’s fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, “Real Estate Compensation”) based upon the acts of that party with respect to the transaction contemplated by this Agreement. Seller shall pay any Real Estate Compensation due to Seller’s Broker at Closing. Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to attorneys’ fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts or from payment of Real Estate Compensation to any person by the indemnifying party. This indemnification and defense obligation shall survive the close of the Escrow contemplated herein and, if such Escrow does not close, the termination of this Agreement.

Section 8.4 Successors and Assigns. The terms, covenants, and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs,

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successors, and assigns. Buyer shall not assign any of Buyer’s rights or duties under this Agreement without the prior consent of Seller, other than (i) pursuant to Section 8.19 below, or (ii) to an entity controlled by, or under common control with, Buyer and which remains so controlled through the Closing. No assignment by Buyer otherwise permitted under this Agreement shall be effective and Seller shall not convey the Property to any entity other than Buyer unless the assignee explicitly assumes, for the benefit of Seller, Buyer’s obligations under this Agreement pursuant to an instrument delivered to Seller and executes, acknowledges and delivers the Covenant, and no such assignment shall result in a release of Buyer of its obligations under this Agreement.

Section 8.5 Notices. All notices, consents or other communications required or permitted under this Agreement shall be in writing, and shall be personally delivered, sent by nationally recognized overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice, (b) if mailed, three (3) business days after the date of deposit with the United States post office, or (c) if delivered by overnight courier for next business day delivery, the next business day. Notice of change of address shall be given by written notice in the manner detailed in this Section 8.5. Rejection or other refusal to accept or the inability to deliver because of a change in address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent. Unless changed in accordance herewith, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	University Circle Investors, LLC
c/o Vintage Properties
2479 East Bayshore, Suite 704
Palo Alto, California 94303
Attn: Joseph R. Seiger

with a copy to:	Thelen Reid & Priest LLP
101 Second Street, Suite 1800
San Francisco, CA 94105
Attn: Richard Shapiro

If to Buyer:	Wells Real Estate Funds
6200 The Corners Parkway
Norcross, GA 30092
Attn: Joseph H. Pangburn
Senior Vice President - Acquisitions

with a copy to:	DLA Piper Rudnick Gray Cary
333 Market Street, 32nd Floor
San Francisco, CA 94105
Attn: Stephen A. Cowan, Esq.

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Section 8.6 Time. Time is of the essence of every provision contained in this Agreement. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Land is located.

Section 8.7 Incorporation by Reference. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.

Section 8.8 Attorneys’ Fees. In the event any dispute between Buyer and Seller should result in arbitration or litigation, the prevailing party, if any, as determined by the court or arbitrator, shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys’ fees. The obligations of the parties under this Section shall survive the Closing or the termination of this Agreement.

Section 8.9 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. The captions preceding the text of each Section are included for convenience of reference only and shall be disregarded in the construction and interpretation of this Agreement.

Section 8.10 No Merger. The acceptance of the Deed by Buyer shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing. Subject to the foregoing, the provisions of this Agreement shall not merge with the delivery of the Grant Deed. The provisions of this Section 8.10 shall survive the Closing.

Section 8.11 Confidentiality and Return of Documents. Prior to Buyer’s purchase of the Property, Buyer and Seller shall each maintain as confidential this Agreement and any and all documents and information obtained about the other or, in the case of Buyer, about the Property and prior to Buyer’s purchase of the Property shall not disclose such information to any third party, except to their respective agents partners, directors, officers, employees, advisers, counsel, accountants, lenders, potential lenders, members, shareholders, insurers, affiliates and credit rating agencies, with a legitimate need to know such information, and except to the extent required by law, statute, regulation or court order or other legal requirement. Purchaser may disclose this Agreement, this transaction or any aspect or information related to this transaction or disclosure or other notice as its attorneys deem necessary to comply with the applicable law. At any time and from time to time, within two (2) business days after Seller’s request, Buyer shall deliver to Seller a list of all parties to whom Buyer has provided any documents or any information taken from such documents. The foregoing obligations shall not apply to information or materials which is or otherwise becomes available to the public. In the event the

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transaction contemplated hereunder is not consummated, Buyer shall deliver to Seller all drawings, permits, applications, reports, engineering data, and any other documents, instruments or information of any kind relating to the Property (other than financial projections and marketing, reports prepared by or for Buyer) including drawings for potential development of the Property provided by Seller, its agents and contractors to Buyer, without any representation or warranty, and except to the extent Buyer is contractually prohibited from delivering such items. This Section 8.11 shall survive the close of Escrow or termination of this Agreement.

Section 8.12 Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of California, but without regard to its choice of law rules.

Section 8.13 Counterparts. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

Section 8.14 Entire Agreement. This Agreement and the attached exhibits, which are by this reference incorporated herein and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding. This Agreement may be amended only by a written agreement so specifying, executed by both parties.

Section 8.15 Limitations of Liability.

(a) The aggregate liability of Seller to Buyer and all those claiming by or through Buyer for claims, demands, damages, expenses (including attorneys’ fees), suits, awards, judgments and liabilities asserted, awarded or otherwise recovered against Seller in connection with this Agreement, any document executed by Seller in connection with this Agreement or the Property, including claims for breaches of Seller’s representations or warranties, shall not exceed Five Million Dollars ($5,000,000).

(b) Buyer may not make any claim, suit or demand for arbitration under this Agreement or under any document executed by Seller pursuant to this Agreement (except for amounts due from Seller to Buyer under the terms of Section 6.3 above) unless notice of breach or claim is given to Seller within the Limitation Period and the claim demand for arbitration or service of process is then made as provided in Section 4.4 above. The Limitation Period shall apply to known as well as unknown breaches of this Agreement or any such document or other bases for claims that may be brought under this Agreement or any such document.

Section 8.16 No Waiver. The failure by either party to enforce against the other any term of this Agreement shall not be deemed a waiver of such party’s right to enforce against the other party the same or any other term in the future.

Section 8.17 Severability. If any one or more of the provisions hereof shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not herein contained.

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Section 8.18 No Third Party Beneficiaries. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

Section 8.19 Tax Deferred Exchange. Buyer and/or Seller may structure the transfer of the Property pursuant to this Agreement as part of tax-deferred exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”). Buyer and/or Seller may assign this Agreement to a qualified intermediary selected by such party, in its sole discretion, to facilitate such party’s Code Section 1031 exchange transaction. Buyer and Seller shall cooperate with each other in effecting such transaction or transactions, including, without limitation, consenting to the assignment of this Agreement to a qualified intermediary, provided that such exchange transaction, and the related documentation, shall: (i) not require Buyer or Seller to execute any contract (other than [A] a typical form of acknowledgment of such assignment and [B] as otherwise set forth herein), make any commitment, or incur any obligations, contingent or otherwise, to third parties which would expand Buyer’s or Seller’s obligations beyond this Agreement, (ii) not delay the Closing or the transaction contemplated by this Agreement, or (iii) not require Buyer or Seller to acquire title to any other property in order to facilitate the other party’s 1031 exchange transaction.

Section 8.20 Further Assurances. Each party agrees to perform, execute and deliver, on or after the Closing, such further actions and documents as may be reasonably necessary or requested to more fully effectuate the purposes, terms and intent of this Agreement and the conveyances contemplated herein.

[Signature page follows.]

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first written above.

BUYER:		SELLER:

WELLS OPERATING PARTNERSHIP II, a Delaware limited partnership		UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By:	Wells Real Estate Investment Trust II, Inc., a Maryland corporation, general partner	By:	University Circle Associates, LLC, a California limited liability company, managing member.

By:		By:	Old Trace EPA Properties, LLC, a California limited liability company, manager
Its:

By:		By

Its:		Its

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EXHIBIT A

BASIC DEFINITIONS

“AAA” shall have the meaning set forth in Section 8.2.

“Additional Deposit” shall have the meaning set forth in Section 2.6.

“Affidavit” shall have the meaning set forth in Section 6.1.

“Arbitrable Dispute” shall have the meaning set forth in Section 8.2.

“Bill of Sale” shall have the meaning set forth in Section 6.1.

“Buyer’s Broker” shall have the meaning set forth in Section 8.3.

‘CalTrans Improvement Agreement” shall mean that certain Agreement Regarding CalTrans Improvements dated December 1, 2000 among the City of East Palo Alto, the Redevelopment Agency of the City of East Palo Alto and Seller.

“Claims” shall have the meaning set forth in Section 3.5.

“Closing” shall mean the close of Escrow, including recording of the Deed.

“Closing Date” shall mean the date of the Closing and shall be the later of (i) five (5) business days following the end of the Investigation Period, or (ii) if the condition precedent in Section 3.1(c) is not then satisfied, then five (5) business days following such later date upon which such condition is satisfied, but not later than November 11, 2005.

“Contracts” shall mean those agreements that relate to Seller’s operation and management of the Property as listed on EXHIBIT F as well as agreements with real estate brokers in connection with leases entered into by Seller following the Effective Date in connection with the Property in compliance with this Agreement and New Lease Contracts entered into by Seller under Section 6.3(c).

“Contract Period” shall have the meaning set forth in Section 8.1.

“Covenant” shall have the meaning set forth in Section 6.1.

“Covenant Not to Sue” shall have the meaning set forth in Section 3.6.

“Declaration” means that certain First Amended and Restated Declaration of Covenants, Easements and Restrictions for University Circle recorded in the San Mateo County Official Records as Document No. 2002-225991.

“Demand” shall have the meaning set forth in Section 8.2.

“Deposit” shall have the meaning set forth in Section 2.5.

Ex. A - 1

“Effective Date” means the date of this Agreement.

“Environmental Laws” means any applicable foreign, federal, state, or local law, statute, regulation, rule, ordinance, permit, prohibition, restriction, license, requirement, agreement, consent, or approval, or any determination, directive, judgment, decree or order of any executive, administrative or judicial authority at any federal, state or local level (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, natural resources or public health and safety.

“Escrow” means the escrow account opened with the Title Company for the deposit of the Deposit and the closing of the purchase and sale transaction contemplated by this Agreement.

“Existing Deed of Trust” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated December 19, 2003 in favor of Existing Lender, as recorded in the Official Records of San Mateo County as document number 2003-350199.

“Existing Lender” means Teachers Insurance and Annuity Association of America, a New York corporation, or the holder of the Existing Note and the current beneficiary under the Existing Deed of Trust.

“Existing Loan” means the loan evidenced by the Existing Note and secured, in part, by the Existing Deed of Trust.

“Existing Loan Documents” means the Existing Note, the Existing Deed of Trust and the other documents executed by Seller in favor of the Existing Lender in connection with the Existing Loan.

“Existing Note” means that certain Promissory Note in the principal amount of One Hundred Fifty Million Dollars ($150,000,000), dated December 19, 2003, made by Seller to Existing Lender.

“Grant Deed” shall have the meaning set forth in Section 6.1.

“Handling” means, at any time and to any extent and in any manner whatsoever, any presence of or any handling, storing, transferring, transporting, treating, using, recycling, separating, sorting, incinerating, transforming, reconstituting, containing, containerizing, packaging, manufacturing, generating, abandoning, covering, capping, dumping, closing, maintaining, disposing, placing, discarding, encapsulating, filling, landfilling, investigating, monitoring, remediating, removing, responding to, reporting on, testing, releasing, contamination resulting from, spilling, leaking, pouring, emitting, emptying, discharging, injecting, escaping, migrating, or leaching.

“Hazardous Materials” means any material, waste, chemical, compound, substance, mixture, or byproduct that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “extremely hazardous material,” “hazardous waste,” “acutely hazardous waste,” “hazardous waste constituent,” “infectious waste,” “medical waste,” “biohazardous

Ex. A - 2

waste,” “extremely hazardous waste,” “pollutant,” “toxic pollutant,” or “contaminant,” or any other formulation intended to classify substances by reason of properties that are deleterious to the environment, natural resources or public health or safety including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity, and reproductive toxicity. The term “Hazardous Materials” shall include, without limitation, the following:

(a) A “Hazardous Substance,” “Hazardous Material,” “Hazardous Waste,” or “Toxic Substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq. or the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

(b) An “Acutely Hazardous Waste,” “Extremely Hazardous Waste,” “Hazardous Waste,” or “Restricted Hazardous Waste,” under Section 25110.02, 25115, 25117 or 25122.7 of the California Health and Safety Code, or is listed pursuant to Section 25140 of the California Health and Safety Code, as any of the foregoing may be amended;

(c) “Hazardous Material,” “Hazardous Substance” or “Hazardous Waste” under Section 25281, 25316, 25501, or 25501.1 of the California Health and Safety Code, as any of the foregoing may be amended;

(d) “Oil” or a “Hazardous Substance” under Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as may be amended, as well as any other hydrocarbonic substance, fraction, distillate or by-product;

(e) Any substance or material defined, identified or listed as an “Acutely Hazardous Waste,” “Extremely Hazardous Material,” “Extremely Hazardous Waste,” “Hazardous Constituent,” “Hazardous Material,” “Hazardous Waste,” “Hazardous Waste Constituent,” or “Toxic Waste” pursuant to Division 4.5, Chapters 10 or 11 of Title 22 of the California Code of Regulations, as may be amended;

(f) Any substance or material listed by the State of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, as may be amended;

(g) A “Biohazardous Waste” or “Medical Waste” under Section 25020.5 or 25023.2 of the California Health and Safety Code, as may be amended;

(h) Mold;

(i) Asbestos and any asbestos containing material; and/or

(j) A substance that, due to its characteristics or interaction with one or more other materials, wastes, chemicals, compounds, substances, mixtures, or byproducts, damages or threatens to damage the environment, natural resources or public health or safety, or is required by any law or public entity to be remediated, including remediation which such law or public entity requires in order for property to be put to any lawful purpose.

Ex. A - 3

“Improvements” means all improvements, and all appurtenances to such improvements, located on the Land.

“Initial Deposit” shall have the meaning set forth in Section 2.6.

“Intangible Property” means intangible personal property related to the Land and the Improvements, including, without limitation, all to the extent assignable: all trade names and trade marks associated with the Land and the Improvements, including the name used in connection with the Improvements; the drawings and specifications for the Improvements, if any; warranties, if any; contract rights related to the construction, operation or management of the Improvements; and governmental permits, approvals and licenses; claims for tenant reimbursements; and any declarant or other related rights or interests under the Declaration.

“Investigation Period” means the period commencing on the Effective Date and ending at 5:00 P.M., pacific time, August 12, 2005.

“Land” means the real property, including all easements and other rights and interests appurtenant thereto, consisting generally of the real property identified as 1900, 1950 and 2000 University Avenue, East Palo Alto, California, all as more particularly described in the legal description set forth in the Preliminary Report.

“Limitation Period” shall have the meaning set forth in Section 4.4.

“Loan Assumption Agreement” shall mean such agreement(s), as Existing Lender may require in order to consent to the transfer of the Property from Seller to Buyer subject to the lien of the Existing Deed of Trust without acceleration of the Existing Loan and under which (i) the Existing Lender releases Seller and the guarantors and indemnitors under the guaranty and the indemnification agreement given in connection with the Existing Loan from claims and liabilities arising on or following the Closing Date and releases to Seller the Deposit held in the Pledge Account under the Security and Pledge Agreement given by Seller to the Existing Lender as provided in the Loan Documents, and (ii) Buyer or its permitted assignee assumes the liability arising from and after the Closing Date; provided that in no event shall the Loan Assumption Agreement increase the obligations under the Existing Loan or require Buyer or its permitted assignee, as applicable, to incur any liabilities not contained in the Existing Loan Documents.

“Major Tenants” shall have the meaning set forth in paragraph 3.1(c).

“New Lease Contracts” shall have the meaning set forth in Section 6.3(c).

“New Lease Expenses” shall have the meaning set forth in Section 6.3.

“Operating Expense Pass-Throughs” shall have the meaning set forth in Section 6.3.

“Permitted Exceptions” shall have the meaning set forth in Section 5.1.

“Personal Property” means the personal property located in, on or at the Improvements, owned by Seller and used in connection with the operation of the Improvements as listed on

Ex. A - 4

EXHIBIT E, as such list may be revised by Seller to reflect changes in circumstances not under Landlord’s reasonable control such as theft or destruction by casualty.

“Preliminary Report” means the preliminary report with respect to the Land issued by First American Title Insurance Company under order No. NCS 157730-SC and dated as of June 2, 2005, a copy of which is attached hereto as EXHIBIT B.

“Property” means collectively the Land, the Improvements, the Personal Property and the Intangible Property, and landlord’s interest in the Tenant Occupancy Leases.

“Property Taxes” shall have the meaning set forth in Section 6.3.

“Purchase Price” shall have the meaning set forth in Section 2.2.

“Qualified Lease” shall mean a lease for space in the Improvements on a basic form substantially similar to that used for the Tenant Occupancy Leases, with such modifications as shall be consistent with those in the Tenant Occupancy Leases, with a tenant of creditworthiness reasonably consistent relative to its obligations under its lease with that of other tenants with which Seller entered into leases for equivalent space in the Improvements, with an initial term of at least five (5) years and otherwise upon terms that are reasonably acceptable to Buyer. Seller shall confer with Buyer in negotiating letters of intent with prospective tenants for Qualified Leases. Seller may obtain approval of Buyer during the course of negotiations of a Qualified Lease. Buyer shall respond to Seller’s request for approval of a Qualified Lease within three (3) business days and shall accompany any denial of approval with the reasons for such denial. Buyer’s failure to respond to Seller’s request for approval shall be deemed to constitute Buyer’s approval.

“Real Estate Compensation” shall have the meaning set forth in Section 8.3.

“Release” shall have the meaning set forth in Section 3.5.

“Released Parties” means Seller, all members of Seller, and its and their respective members, affiliates, parent business organizations, subsidiary business organizations, shareholders, officers, directors, partners, employees, servants, heirs, executors, and successors and assigns.

“Required Pending Leases” shall have the meaning set forth in paragraph 6.3(b)(vii).

“Rents” shall have the meaning set forth in Section 6.3.

“Rules of the AAA” shall have the meaning set forth in Section 8.2.

“Seller’s Broker” shall have the meaning set forth in Section 8.3.

“Seller’s Certificate” shall have the meaning set forth in Section 3.1.

“Seller’s Funds” shall have the meaning set forth in Section 6.1.

Ex. A - 5

“Tenant Notice Letters” shall have the meaning set forth in Section 6.1.

“Tenant Occupancy Leases” means as of the Effective Date, the leases listed in EXHIBIT J and other leases and rental agreements which may be entered into by Seller for space in the Improvements (in accordance with the terms of this Agreement) between the Effective Date and Closing Date, and any amendments thereto, and any guarantees thereof.

“Title Company” means First American Title Insurance Company, 1737 North First Street, Suite 100, San Jose, California 95112.

“Waiver Parties” means Buyer and its members, partners, officers, directors, employees, parents, affiliates or subsidiaries at any tier.

“Waste Materials” means any putrescible or nonputrescible solid, semisolid, liquid or gaseous waste of any type whatsoever, including, without limitation:

(a) Any garbage, trash, refuse, paper, rubbish, ash, industrial or commercial or residential waste, demolition or construction wastes, abandoned vehicles or parts thereof, discarded home and industrial appliances, sewage, sewage sludge, manure, vegetable or animal solid and semisolid waste, and any other item intended to be or actually dumped, abandoned, discarded, treated, transformed, incinerated, disposed of or recycled;

(b) Any “solid waste” as defined in the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

(c) Any “solid waste” as defined in the California Integrated Waste Management Act of 1989, California Public Resources Code Section 40000, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended; and/or

(d) Any “waste” as defined in the Porter-Cologne Water Quality Control Act, California Water Code Section 13000 et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended.

Ex. A - 6

EXHIBIT B

PRELIMINARY REPORT

Ex. B - 1

EXHIBIT C

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES (the “Assignment”), made as of                        , 2005, by and between University Circle Investors, LLC, a Delaware limited liability company (“Assignor”), and                     , a                      (“Assignee”). Assignor, as Seller, and Assignee, as Buyer, entered into that certain Agreement for Purchase and Sale, dated August 1 2005 (the “Agreement”). This Assignment is entered into pursuant to the Agreement.

W I T N E S S E T H

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment and Assumption.

(a) Assignor hereby assigns and transfers to Assignee all of the landlord’s interest in and to the leases, lease amendments and lease guarantees (the “Leases”) described on Exhibit A attached hereto and made a part hereof.

(b) Assignee hereby accepts the foregoing assignment, and assumes and agrees to perform all of the covenants and agreements in the Leases to be performed by the landlord thereunder, which accrue from and after the date hereof.

(c) Assignor shall indemnify and defend Assignee against and hold it harmless from all costs, liabilities, damages and expenses, including attorneys’ fees arising under the Leases prior to the date hereof, and Assignee shall indemnify and defend Assignor against and hold it harmless from all costs, liabilities, damages and expenses, including attorneys’ fees arising under the Leases from and after the date hereof.

2. “As-Is”. This assignment is made by Assignor “as-is” without warranties, express or implied and subject to the provisions of Sections 3.4 and 3.5 of the Agreement.

3. Further Assurances. Assignor and Assignee agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

5. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective personal representatives, heirs, successors and assigns.

Ex. C - 1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first hereinabove written.

ASSIGNEE:	ASSIGNOR:

UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By	By:	University Circle Associates, LLC, a California limited liability company, managing member.
Its

	By:	Old Trace EPA Properties, LLC, a California limited liability company, manager

By

Its

Ex. C - 2

Exhibit A

to Assignment of Leases

Leases

Ex. C - 3

EXHIBIT D

BILL OF SALE AND

ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (“Bill of Sale and Assignment”) is made as of                         , 2005, by and between University Circle Investors, LLC, a Delaware limited liability company (“Assignor”), and                     , a                     (“Assignee”). Assignor, as Seller, and Assignee, as Buyer, entered into that certain Agreement for Purchase and Sale, dated August 1, 2005 (the “Agreement”). This Bill of Sale and Assignment is entered into pursuant to the Agreement.

W I T N E S S E T H

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment and Assumption.

(a) Assignor hereby assigns and transfers to Assignee all Assignor’s rights in and under the operating service contracts and other contracts (the “Contracts”) and the permits (the “Permits”) listed in Exhibit A attached hereto.

(b) Assignor hereby transfers to Assignee all Assignor’s right, title and interest in and to the Personal Property, as the term is defined in the Agreement, listed in Exhibit B attached hereto, in its “as-is” condition.

(c) Assignor hereby transfers and assigns to Assignee all “Intangible Property” as the term is defined in the Agreement.

(d) Assignee hereby accepts the foregoing assignments, and assumes and agrees to perform all of the covenants and agreements of Assignor under the Contracts and Permits which accrue from and after the date hereof.

(e) Assignor shall indemnify and defend Assignee against and hold it harmless from all costs, liabilities, damages and expenses, including attorneys’ fees arising under the Contracts and Permits prior to the date hereof, and Assignee shall indemnify and defend Assignor against and hold it harmless from all costs, liabilities, damages and expenses, including attorneys’ fees arising under the Contracts and Permits from and after the date hereof.

2. “As-Is”. THE PROPERTY CONVEYED UNDER THIS AGREEMENT IS CONVEYED AND ACCEPTED SUBJECT TO THE WAIVERS AND RELEASES SET FORTH IN SECTIONS 3.4 AND 3.5 OF THE AGREEMENT, AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT

Ex. D - 1

OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE CALIFORNIA UNIFORM COMMERCIAL CODE. This assignment is made by Assignor “as-is” and without warranties, express or implied and is subject to the disclaimers and waives set forth in Sections 3.4 and 3.5 of the Agreement.

3. Leasing Commissions. Assignee shall pay the leasing commissions to the brokers listed on Exhibit C hereto upon the occurrence of the events described in such Exhibit.

4. Further Assurances. Assignor and Assignee agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this document.

5. Governing Law. This document shall be governed by and construed in accordance with the laws of the State of California.

6. Successors and Assigns. This document shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective personal representatives, heirs, successors and assigns.

7. Attorneys’ Fees. In the event any dispute between Assigner and Assignee should result in arbitration or litigation, the prevailing party, if any, as determined by the court or arbitrator, shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys’ fees.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Bill of Sale and Assignment as of the date first hereinabove written.

ASSIGNEE:	ASSIGNOR

UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By	By:	University Circle Associates, LLC, a California limited liability company, managing member.
Its
	By:	Old Trace EPA Properties, LLC, a California limited liability company, manager

By

Its

Ex. D - 2

Exhibit A

to Bill of Sale and Assignment

Contracts and Permits

Ex.D - 3

Exhibit B

to Bill of Sale and Assignment

List of Personal Property

Ex. D - 4

Exhibit C

to Bill of Sale and Assignment

List of Leasing Commissions, Brokers and Events for Payment

Ex. D - 5

EXHIBIT E

LIST OF PERSONAL PROPERTY

Ex. E - 1

EXHIBIT F

LIST OF CONTRACTS

1.	Able Engineering Services

Owner/Contractor Agreement for Mechanical Operations Services, dated as of October 15, 2001, by and between Seller and Able Engineering Services, a California corporation, for 1900, 1950 and 2000 University Avenue.

2.	Adgrad, Inc. dba Marble West Sales

Owner/Contractor Agreement for Stone/Marble Maintenance Services, dated as of April 5, 2002, by and between Seller and Adgrad, Inc. dba Marble West Sales, a California limited liability company, for 1900 University Avenue.

Owner/Contractor Agreement for Metal Maintenance Services, dated as of April 5, 2002, by and between Seller and Adgrad, Inc. dba Marble West Sales, a California limited liability company, for 1900 University Avenue.

Owner/Contractor Agreement for Stone/Marble Maintenance Services, dated as of April 5, 2002, by and between Seller and Adgrad, Inc. dba Marble West Sales, a California limited liability company, for 2000 University Avenue.

Owner/Contractor Agreement for Stone/Marble Maintenance Services, dated as of October 30, 2002, by and between Seller and Adgrad, Inc. dba Marble West Sales, a California limited liability company, for 1950 University Avenue.

3.	Baer Brothers Construction, Inc.

Owner/Contractor Agreement for Fountain Maintenance, dated as of November 19, 2002, by and between Seller and Baer Brothers Construction, Inc., a California corporation, for University Circle.

4.	Bingham McCutchen LLP

Antenna Site License Agreement, dated as of July 1, 2002, by and between Seller and Bingham McCutchen LLP, a Massachusetts limited liability partnership, for 1900 University Avenue.

5.	California Maintenance, Inc. dba Loma Cleaning Service

Owner/Contractor Agreement for Janitorial Services, dated as of November 1, 2001, by and between Seller and California Maintenance Inc., dba Loma Cleaning Service, a California corporation, for 1900, 1950 and 2000 University Avenue.

Ex. F - 1

Addendum to Owner/Contractor Agreement for Janitorial Services, dated as of October 10, 2001, by and between Seller and California Maintenance Inc., dba Loma Cleaning Service, a California corporation, for 1900 and 2000 University Avenue.

6.	City of East Palo Alto

Agreement Regarding CalTrans Improvements, dated December 1, 2000 among the City of East Palo Alto, the Redevelopment Agency of the City of East Palo Alto and Seller.

7.	Crane Pest Control

Owner/Contractor Agreement for Pest Control Services, dated as of July 31, 2002, by and between Seller and Crane Pest Control, for 1900 and 2000 University Avenue.

8.	ET3 Associates Corporation

Owner/Contractor Agreement for 2nd Floor Lobby and Corridor, dated as of May 9, 2005, by and between Seller and ET3 Associates Corporation.

9.	Jensen Landscape Services

Owner/Contractor Agreement for Landscape Maintenance Service, dated as of November 14, 2002, by and between Seller and Jensen Landscape Services, a California corporation, for University Avenue.

10.	Joseph Roberson, Jr., M.D., Inc.

Rooftop Antenna License Agreement, dated as of November 1, 2003, by and between Seller and Joseph Roberson Jr., M.D., Inc., for 1900 University Avenue.

11.	Kristar Enterprises Inc., dba Drainage Protection Systems

Owner/Contractor Agreement for Catch Basin Maintenance to Common Areas and Storm Drains, dated as of October 30, 2002 by and between Seller and Kristar Enterprises Inc., dba Drainage Protection Systems.

12.	MetroPCS California/Florida, Inc.

Site Access License Agreement, dated as of August 11, 2003, by and between Seller and MetroPCS California/Florida, Inc., a Delaware corporation, for 1950 University Avenue.

13.	Nextel of California, Inc. dba Nextel Communications

Site Access License Agreement, dated as of February 1, 2005, by and between Seller and Nextel of California, Inc., dba Nextel Communications, a Delaware corporation, for 1950

Ex. F - 2

University Avenue.

14.	Pacific Bell Wireless

Site Access License Agreement, dated as of November 1, 2000, by and between Seller and Pacific Bell Wireless, a Nevada limited liability company, for 1900 University Avenue.

15.	Parking Company of America Management, LLC

Owner/Contractor Agreement for Shuttle Van Service, dated as of November 12, 2001, by and between Seller and Parking Company of America Management, LLC, a California limited liability company, for University Circle.

16.	Pinkerton’s Inc./Securitas

Owner/Contractor Agreement for Security Services, dated as of October 15, 2001, by and between Seller and Pinkerton’s Inc./Securitas, a Delaware corporation, for University Circle.

Addendum to Owner/Contractor Agreement for Security Services, dated as of December 12, 2001, by and between Seller and Pinkerton’s Inc./Securitas, a Delaware corporation, for University Circle.

Amendment to Owner/Contractor Agreement for Security Services, dated as of December 16, 2002, by and between Seller and Pinkerton’s Inc./Securitas, a Delaware corporation, for University Circle.

17.	Pro-Sweep, Inc.

Owner/Contractor Agreement for Sweeping Services, dated as of October 16, 2003, by and between Seller and Pro-Sweep, Inc., a corporation, for 1950 University Avenue.

18.	Siemens Building Technologies, Inc.

Owner/Contractor Agreement for Life Safety System Monitoring and Service, dated as of May 28, 2002, by and between Seller and Siemens Building Technologies, Inc., an Illinois corporation, for 1900 University Avenue.

Owner/Contractor Agreement for Life Safety System Monitoring and Service, dated as of May 28, 2002, by and between Seller and Siemens Building Technologies, Inc., an Illinois corporation, for 2000 University Avenue.

Owner/Contractor Agreement for Life Safety System Monitoring and Service, dated as of May 28, 2002, by and between Seller and Siemens Building Technologies, Inc., an Illinois corporation, for 2060 University Avenue.

Ex. F - 3

Owner/Contractor Agreement for Life Safety System Monitoring and Service, dated as of September 19, 2002, by and between Seller and Siemens Building Technologies, Inc., an Illinois corporation, for 1950 University Avenue.

Owner/Contractor Agreement for Life Safety System Monitoring and Service, dated as of October 14, 2003, by and between Seller and Siemens Building Technologies, Inc., an Illinois corporation, for 1950 University Avenue.

Owner/Contractor Agreement for Tenant Override System/PC Upgrade, dated as of June 22, 2004, by and between Seller and Siemens Building Technologies, Inc., an Illinois corporation, for University Circle.

Owner/Contractor Agreement for BAS System Support and Maintenance dated as of November 22, 2002, by and between Seller and Siemens Building Technologies, Inc., an Illinois corporation, for 1900, 1950, 2000 University Avenue.

19.	Sprint Spectrum L.P.

Site Access License Agreement, dated as of October 31, 2003, by and between Seller and Sprint Spectrum L.P., a Delaware limited partnership, for 1950 University Avenue.

Site Access License Agreement, dated as of October 31, 2003, by and between Seller and Sprint Spectrum L.P., a Delaware limited partnership, for 2000 University Avenue.

20.	ThyssenKrupp Elevator Corporation

Owner/Contractor Agreement for Elevator Maintenance Service, dated as of November 8, 2002, by and between Seller and ThyssenKrupp Elevator Corporation, a Delaware corporation, for 1900 University Avenue.

Owner/Contractor Agreement for Elevator Maintenance Service, dated as of March 10, 2003, by and between Seller and ThyssenKrupp Elevator Corporation, a Delaware corporation, for 2000 University Avenue.

Owner/Contractor Agreement for Elevator Maintenance Service, dated as of March 10, 2003, by and between Seller and ThyssenKrupp Elevator Corporation, a Delaware corporation, for 2060 University Avenue.

Owner/Contractor Agreement for Elevator Maintenance Service, dated as of September 25, 2003, by and between Seller and ThyssenKrupp Elevator Corporation, a Delaware corporation, for 1950 University Avenue.

Ex. F - 4

EXHIBIT G

DEPOSIT ESCROW INSTRUCTIONS

                        , 2005

First American Title Insurance Company

1737 North First Street, Suite 100

San Jose, California 995112

Attn: Renee Stensen

Re: Purchase and Sale of 1900, 1950 and 2000 University Avenue, East Palo Alto, California—Your Escrow No.

Ladies/Gentlemen:

University Circle Investors, LLC, a Delaware limited liability company (“Seller”), and Wells Operating Partnership II, a Delaware limited partnership (“Buyer”), have entered into that certain Agreement for Purchase and Sale, dated August 1, 2005 (the “Agreement”), pursuant to which Seller has agreed to sell and convey to Buyer certain real property known as 1900, 1950 and 2000 University Avenue, East Palo Alto, California (as more particularly described in the Agreement, the “Property”), and Buyer has agreed to purchase the Property from Seller. You have opened the above-referenced Escrow (the “Escrow”) in connection with the transaction contemplated by the Agreement.

Pursuant to the terms of the Agreement, Buyer is herewith depositing into Escrow the sum of Five Million Dollars ($5,000,000) (“Initial Deposit”) which amount shall be credited against the purchase price for the Property to be purchased by Buyer from Seller. You may receive an additional Ten Million Dollars ($10,000,000) (the “Additional Deposit”) from Buyer. The Initial Deposit and the Additional Deposit are collectively, the “Deposit.”

Any amounts held by you in this Escrow as the Deposit may, at Buyer’s direction, be invested for Buyer’s account. Buyer’s tax identification number is                     . All such investments shall be subject to Seller’s consent, which Seller agrees shall not unreasonably be withheld.

If on or before August 12, 2005, Buyer notifies you in writing to return the Initial Deposit to Buyer due to Buyer’s termination of the Agreement, you shall deliver the Initial Deposit (with interest) to Buyer at which time, the Escrow shall terminate and Buyer shall be responsible for all charges incurred in connection therewith.

Except as otherwise expressly set forth herein, the Deposit shall be released to Seller or Buyer only in strict accordance with the terms of this Agreement and upon consistent written

Ex. G - 1

instructions from Seller and Buyer.

By signing below you hereby acknowledge the terms contained herein and agree to proceed strictly in accordance herewith.

Sincerely,

BUYER:		SELLER:

WELLS OPERATING PARTNERSHIP II, a Delaware limited partnership		UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By:	Wells Real Estate Investment Trust II, Inc., a Maryland corporation, general partner	By:	University Circle Associates, LLC, a California limited liability company, managing member.
By:		By:	Old Trace EPA Properties, LLC, a California limited liability company, manager

Its:		By

By:		Its

Its:

AGREED AND ACKNOWLEDGED:

First American Title Insurance Company

By:
Name:
Its:
Dated:

Ex. G - 2

EXHIBIT H

FORM OF ESTOPPEL CERTIFICATE

                        , 2005

TO:	____________________________	and	____________________________

	____________________________		____________________________

	(“Buyer”)		____________________________

FROM:	[Tenant] [Suite]

Ladies/Gentlemen:

The following statements are made with the knowledge that the addressees are relying on them in connection with the purchase and sale of the Building and the assignment to                      of the lease referred to below in connection therewith. The addressees, their lenders and their successors and assigns and successor owners of the Property may rely on these statements for that purpose.

For good and sufficient consideration, receipt of which is hereby acknowledged, and for the purposes of providing information regarding the premises (the “Premises”) known as Suite                     in                      University Avenue, East Palo Alto, California (the “Building”), in which the undersigned is a tenant under that certain lease (the “Lease”) between [Tenant] (“Tenant”) and University Circle Investors, LLC, a Delaware limited liability company (“Landlord”), the undersigned tenant does hereby certify to the addressees, their lenders and their respective successors and assigns that:

1. A true, correct and complete copy of the Lease (including all amendments or modifications thereto) is attached as Exhibit A. Each of the following is true and complete with respect to the Lease and Tenant’s occupancy of the Premises:

(a)	Rentable Square Feet of Premises:	[RSFP]

(b)	Rentable Square Feet of Building:	[RSFB]

(b-1)	Tenant’s Percentage Share:	%

(c)	Date of Lease:	[Date]

(d)	Date of Amendments or Modifications (including letter or informal amendments, modifications, etc.):	[Amend]

(e)	Term of Lease: Date of Commencement:	[Commence]
	Date of Expiration:	[Expiration]

(f)	Monthly Rent:	[Monthly Rent]
	Itemization of Rent Steps:	[Rent Steps]

Ex. H - 1

(g) Current Operating Expense Reimbursement:	[ ]

(h) Property Tax Reimbursement:	[ ]

(i) Security Deposit:	[ ]

(j) Guaranty:	[ ]

2. The Lease is valid and enforceable according to its terms against Tenant and has not been modified either orally or in writing except as specified in paragraph 1(d), above.

3. Tenant is a tenant in possession under the terms of the Lease and no existing use or occupancy by any other tenant violates the terms of the Lease. There are no-subleases with respect to the Lease.

4. All rent, charges or other payments due Landlord under the Lease, including any adjustments of amounts payable for property taxes and operating expenses, have been paid as of the date of this certification, and there have been no prepayments of rent or other obligations except for the current month.

5. All improvements and other construction, to the extent required under the Lease, have been completed as required by the Lease as of the date hereof or, if not, those described generally as follows remain to be completed:

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

6. Neither Tenant nor Landlord under the Lease is in default under any terms of Lease nor has any event occurred, which with the passage of time (after notice, if any, required by the Lease) would become an event of default under the Lease.

7. Tenant has no claims, counterclaims, defenses, credits, refunds due or set offs against Landlord arising from the Lease or otherwise, including any adjustments of amounts payable for property taxes and operating expenses, nor is Tenant entitled to any concession, rebate, allowance or free rent for any period after this certification.

8. No broker is due a commission from or through Tenant in connection with the Lease.

9. This certification may be relied upon, and shall inure to the benefit of addressees, their lenders and their respective successors and assigns.

10. Tenant is not insolvent and has not filed and is not the subject of any proceeding for bankruptcy, reorganization, receivership or similar proceedings.

11. The person signing this certification on behalf of Tenant is a duly authorized signatory for Tenant.

IN WITNESS WHEREOF, the undersigned has caused this certification to be executed as of this      day of                     , 2005.

Ex. H - 2

[Tenant]

By:

AGREEMENT OF GUARANTOR

The undersigned, being the guarantor or other surety of the obligations of Tenant under the Lease, does hereby ratify and affirm the obligations of the undersigned as such guarantor or other surety of such obligations, and does hereby covenant and agree with, and represent and warrant to, Landlord, Buyer or its assignees, that the obligations of the undersigned as such guarantor and surety are binding and enforceable against the undersigned and that the guaranty set forth in or attached to the Lease is in full force and effect in accordance with its terms as of the date hereof.

(Guarantor)

By:
Its:

[If Guarantor is a corporation or partnership, signature must be a duly authorized officer or partner. Please print title under signature line.]

Ex. H - 3

EXHIBIT H-1

FORM OF SELLER’S CERTIFICATE

                    , 2005

To: [insert name of Buyer]

This certificate is given with respect to the premises (the “Premises”) known as Suite             in              University Avenue, East Palo Alto, California (the “Building”), subject to that certain lease (the “Lease”) between [Tenant] (“Tenant”) and University Circle Investors, LLC, a Delaware limited liability company (“Landlord”).

1. A true, correct and complete copy of the Lease (including all amendments or modifications thereto) is attached hereto as Exhibit A. Each of the following is true and complete with respect to the Lease and Tenant’s occupancy of the Premises:

(a)	Rentable Square Feet of Premises:		[RSFP]

(b)	Rentable Square Feet of Building:		[RSFB]

(b-1)	Tenant’s Percentage Share:		%

(c)	Date of Lease:		[Date]

(d)	Date of Amendments or Modifications (including letter or informal amendments, modifications, etc.):		[Amend]

(e)	Term of Lease:	Date of Commencement:	[Commence]
		Date of Expiration:	[Expiration]

(f)	Monthly Rent:		[Monthly Rent]
	Itemization of Rent Steps:		[Rent Steps]

(g)	Current Operating Expense Reimbursement:		[ ]

(h)	Property Tax Reimbursement:		[ ]

(i)	Security Deposit:		[ ]

2. The Lease is valid and enforceable according to its terms against Tenant and has not been modified either orally or in writing except as specified in paragraph 1(d), above.

3. Tenant is a tenant in possession under the terms of the Lease and to the knowledge of Landlord, no existing use or occupancy by any other tenant violates the terms of the Lease. To Landlord’s knowledge, there are no-subleases with respect to the Lease except as follows:                                                                                                                                                                .

4. All rent, charges or other payments due Landlord under the Lease, including any adjustments of amounts payable for property taxes and operating expenses, have been paid as of

Ex. H-1 - 1

the date of this certificate, and there have been no prepayments of rent or other obligations except for the current month.

5. All improvements and other construction, to the extent required under the Lease, have been completed as required by the Lease as of the date hereof or, if not, those described generally as follows remain to be completed:

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________

6. Neither Landlord nor Tenant under the Lease is in default under any terms of the Lease nor has any event occurred, which with the passage of time (after notice, if any, required by the Lease) would become an event of default under the Lease.

7. Landlord has not received any written notice directed to Landlord that Tenant has no unsatisfied claims, counterclaims, defenses, credits, refunds due or set offs against Landlord arising from the Lease or otherwise, including any adjustments of amounts payable for property taxes and operating expenses nor, except as provided in the Lease, is Tenant entitled to any concession, rebate, allowance or free rent for any period after the date of this Certificate.

8. No broker is due a commission in connection with the Lease, except:                                                                                                                   .

9. For the purposes of this Certificate, “Landlord’s knowledge” means the actual knowledge of                                                  , the                                         , of the                                      of Landlord, without independent investigation.

IN WITNESS WHEREOF, the undersigned has caused this certification to be executed as of this          day of             , 2005.

UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By:	University Circle Associates, LLC, a California limited liability company, managing member.

By:	Old Trace EPA Properties, LLC, a California limited liability company, manager

By

Its

Ex. H-1 - 2

EXHIBIT I

RELEASE AGREEMENT AND COVENANT NOT TO SUE

THIS RELEASE AGREEMENT AND COVENANT NOT TO SUE (“Release Agreement”) is dated                     , 2005 (“Agreement Date”), and is made and entered into by and between University Circle Investors, LLC, a Delaware limited liability company (“Seller”), and                                                                                                   , a                                          (“Buyer”)[REVISE TO IDENTIFY GRANTEE IF IT IS OTHER THAN THE CONTRACT BUYER UNDER THE PURCHASE AGREEMENT.].

R E C I T A L S

This Release Agreement is made with reference to the following facts and intentions of the parties:

A. An Agreement for Purchase and Sale, dated August 1, 2005 has been entered into by and between Buyer [‘S PREDECESSOR-IN-INTEREST] and Seller (“Purchase Agreement”), for the purchase and sale of the real property commonly known as 1900, 1950 and 2000 University Avenue, East Palo Alto, California, located in the County of San Mateo, State of California and more particularly described in Exhibit A attached hereto (the “Property”).

B. Pursuant to and as a condition of Seller’s obligations under the Purchase Agreement, Buyer has agreed to execute and deliver through recording in the Official Records of San Mateo County this Agreement on the Closing Date immediately following the filing for record of the grant deed conveying the Property from Seller and prior to the recording of liens or encumbrances created by, through or under Buyer.

C. This Release Agreement is intended to provide a full and complete release, waiver of rights, and covenant not to sue, for the benefit of the Released Parties (as defined in Section 3 below) concerning all matters relating to the Property, as more fully set forth below.

D. Seller would not have agreed to enter into the Purchase Agreement and become obligated to convey the Property to Buyer without a condition thereto being the entry into this Release Agreement by the parties hereto.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and as a material part of the consideration for the entering into the Purchase Agreement, the conveyance of the Property to Buyer and for other valuable consideration receipt of which is hereby acknowledged, the parties hereto agree to the provisions hereinafter set forth, as follows:

1. Release.

The release of Claims (as defined below) set forth in this paragraph 1 shall be referred to as the “Release.” Except for Claims arising out of Seller’s breach of the express representations

Ex. I - 1

under the Purchase Agreement, third party claims arising from events occurring prior to the Closing (as defined in the Purchase Agreement) or claims of tenants under their Tenant Occupancy Leases (as defined in the Purchase Agreement) for the refund of security deposits relating to actions or events occurring prior to Closing, Buyer, on behalf of itself and of the other Waiver Parties hereby forever, absolutely, unconditionally and completely releases and discharges the Released Parties from and against any and all actual, threatened or potential claims, claims for contribution under Environmental Laws, suits, proceedings, actions, causes of action, demands, liabilities, losses, obligations, orders, requirements or restrictions, liens, penalties, fines, charges, debts, damages, costs, and expenses of every kind and nature, whether now known or unknown, whether foreseeable or unforeseeable, whether under any foreign, federal, state or local law (both statutory and nonstatutory), and, whether asserted or demanded by a third party against any of the Waiver Parties or incurred directly or indirectly by any of the Waiver Parties themselves, that any of the Waiver Parties may now or hereafter have against any of the Released Parties (collectively, “Claims”), and that arise in connection with or in any way are related to (i) the physical condition of the Property, its financial condition or that of the tenants under the Tenant Occupancy Leases, the value of the Property or its suitability for Buyer’s use, the status of any of the Tenant Occupancy Leases or of the tenants thereunder, the ownership, management or operation of the Property, including any claim or demand by any tenant for the refund or return of any security deposit or other deposit or the accuracy or completeness of any information reviewed by Buyer in connection with its investigations of the Property and which may have been relied upon by Buyer in deciding to purchase the Property, (ii) any Handling of any Waste Materials or Hazardous Materials at, beneath, to, from or about the Property, (iii) any compliance or non-compliance with Environmental Laws regarding any Waste Materials, Hazardous Materials or any Handling related thereto at, beneath, to, from or about the Property, (iv) any acts, omissions, services or other conduct related to any of the foregoing items “(i)” through “(iii),” inclusive, and/or (v) any condition, activity or other matter respecting the Property that is not addressed by any of the foregoing items “(i)” through “(iv),” inclusive and that is related to pollution or protection of the environment, natural resources, or public health. Buyer shall defend, hold harmless and indemnify the Released Parties and each of them from and against all claims, suits, demands, losses, damages and expenses (including reasonable attorneys’ and consultants’ fees and costs) incurred as a result of actions which are inconsistent with the provisions of this paragraph 1 of Buyer, or its successors under the Purchase Agreement or of entities or persons who or which at any time control, are under common control with or are controlled by Buyer.

BUYER HEREBY SPECIFICALLY WAIVES THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE (“SECTION 1542”) AND ANY SIMILAR LAW OF ANY OTHER STATE, TERRITORY OR JURISDICTION. SECTION 1542 PROVIDES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE

Ex. I - 2

DEBTOR.

BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS PARAGRAPH 1 AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS PARAGRAPH 1 ARE A MATERIAL PART OF THIS AGREEMENT AND OF THE CONSIDERATION PAID TO SELLER UNDER THE PURCHASE AGREEMENT.

Buyer

Buyer acknowledges that in connection with such waiver and relinquishment, it is aware that it or its attorneys, accountants, consultants or other experts or representatives or contractors may hereafter discover facts, liabilities, claims or other matters in addition to or different from those which it now knows to believe to exist with respect to the Claims, but that it is Buyer’s intention to hereby fully, finally and forever to release all of the Claims as set forth herein. In furtherance of this intention, the Release shall be and remain in effect as full and complete notwithstanding the discovery or existence of any such additional or different claim or fact.

2. Covenant Not to Sue. Buyer, on its own behalf and on behalf of each of the other Waiver Parties, covenants and agrees never to sue or otherwise commence or prosecute any action or other proceeding against any of the Released Parties, for a claim released pursuant to the Release. If any of the Waiver Parties asserts a claim that is contrary to the Release, Buyer shall indemnify, defend and hold harmless the Released Parties against whom such claim is asserted for all liabilities, including court costs and reasonable attorneys, fees, which are asserted against any of the Released Parties in connection with such action or proceeding. The parties hereto agree that this paragraph 2 (the “Covenant Not to Sue”) may be pleaded by a Released Party as a full and complete defense to any action or proceeding by a Waiver Party that is contrary to the terms of the Release, and may be asserted as a basis for abatement of, or injunction against, said action or proceeding and as a basis for a cross-complaint for damages therein. In the event a Waiver Party breaches the Covenant Not to Sue, any Released Party damaged thereby shall be entitled to recover not only the amount of any judgment which may be awarded in favor of such damaged Released Party, but also for such other damages, costs, and expenses as may be incurred by such damaged Released Party, including court costs, reasonable attorneys’ fees and all other costs and expenses, taxable or otherwise, in preparing the defense of, defending against, or seeking and obtaining abatement of, or injunction against, such action or proceeding, and establishing and maintaining the applicability of the Release and this Covenant Not to Sue.

3. Definitions.

(a) Closing Date. The term “Closing Date” means the date for the close of Escrow and the recording of the deed conveying the Property to Buyer in accordance with the terms and conditions of the Purchase Agreement.

(b) Environmental Laws. The term “Environmental Laws” means any applicable foreign, federal, state or local law, statute, regulation, rule, ordinance, permit, prohibition,

Ex. I - 3

restriction, license, requirement, agreement, consent, or approval, or any determination, directive, judgment, decree or order of any executive, administrative or judicial authority at any federal, state or local level (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, natural resources or public health and safety.

(c) Handling. The term “Handling” means, at any time and to any extent and in any manner whatsoever, any presence of or any handling, storing, transferring, transporting, treating, using, recycling, separating, sorting, incinerating; transforming, reconstituting, containing, containerizing, packaging, manufacturing, generating, abandoning, covering, capping, dumping, closing, maintaining, disposing, placing, discarding, encapsulating, filling, landfilling, investigating, monitoring, remediating, removing, responding to, reporting on, testing, releasing, contamination resulting from, spilling, leaking, pouring, emitting, emptying, discharging, injecting, escaping, migrating, or leaching.

(d) Hazardous Materials. The term “Hazardous Materials” means any material, waste, chemical, compound, substance, mixture, or byproduct that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “extremely hazardous material,” “hazardous waste,” “acutely hazardous waste,” “hazardous waste constituent,” “infectious waste,” “medical waste,” “biohazardous waste,” “extremely hazardous waste,” pollutant,” “toxic pollutant,” or “contaminant,” or any other formulation intended to classify substances by reason of properties that are deleterious to the environment, natural resources or public health or safety including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity, and reproductive toxicity. The term “Hazardous Materials,” shall include, without limitation, the following:

i. A “Hazardous Substance,” “Hazardous Material,” “Hazardous Waste,” or “Toxic Substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq. or the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

ii. An “Acutely Hazardous Waste,” “Extremely Hazardous Waste,” “Hazardous Waste,” or “Restricted Hazardous Waste,” under Section 25110.02, 25115, 25117 or 25122.7 of the California Health and Safety Code, or listed pursuant to Section 25140 of the California Health and Safety Code, as any of the foregoing may be amended;

iii. A “Hazardous Material,” “Hazardous Substance” or “Hazardous Waste” under Section 25117, 25260, 25281, 25316, 25501, or 25501.1 of the California Health and Safety Code, as any of the foregoing may be amended;

iv. “Oil” or a “Hazardous Substance” under Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as may be amended; as well as any other hydrocarbonic substance, fraction, distillate or by-product;

Ex. I - 4

v. Any substance or material defined, identified or listed as an “Acutely Hazardous Waste,” Extremely Hazardous Material,” “Extremely Hazardous Waste,” “Hazardous Constituent,” Hazardous Material,” Hazardous Waste,” “Hazardous Waste Constituent,” or “Toxic Waste” pursuant to Division 4.5, Chapters 10 or 11 of Title 22 of the California code of Regulations, as may be amended;

vi. Any substance or material listed by the State of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, as may be amended;

vii. A “Biohazardous Waste” or “Medical Waste” under Sections 117635 or 117690 of the California Health and Safety Code, as may amended;

viii. Mold;

ix. Asbestos and any asbestos containing material; and/or

x. A substance that, due to its characteristics or interaction with one or more other materials, wastes, chemicals, compounds, substances, mixtures, or byproducts, damages or threatens to damage the environment, natural resources or public health or safety, or is required by any law or public entity to be remediated, including remediation which such law or public entity requires in order for property to be put to any lawful purpose.

(e) Released Parties. The term “Released Parties” means Seller, all members of Seller, and its and their respective affiliates, parent business organizations, subsidiary business organizations, lenders who hold or held a security interest in all or a portion of the Property, members, shareholders, officers, directors, partners, employees, servants, heirs, executors, and successors and assigns.

(f) Tenant Occupancy Leases. The term “Tenant Occupancy Leases” means the leases and rental agreements affecting the Property.

(g) Waiver Parties. The term “Waiver Parties” means Buyer and each and all of its officers, directors, employees, parents, affiliates or subsidiaries at any tier.

(h) Waste Materials. The term “Waste Materials” means any putrescible or nonputrescible solid, semisolid, liquid or gaseous waste of any type whatsoever, including, without limitation;

i. Any garbage, trash, refuse, paper, rubbish, ash, industrial or commercial or residential waste, demolition or construction wastes, abandoned vehicles or parts thereof, discarded home and industrial appliances, sewage, sewage sludge, manure, vegetable or animal solid and semisolid waste, and any other item intended to be or actually dumped, abandoned, discarded, treated, transformed, incinerated, disposed of or recycled;

ii. Any “solid waste” as defined in the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

Ex. I - 5

iii. Any “solid waste” as defined in the California Integrated Waste Management Act of 1989, California Public Resources Code Section 40000, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended.

iv. Any “waste” as defined in the Porter Cologne Water Quality Control Act, California Water Code Section 13000 et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended.

4. Indemnity. Buyer shall indemnify, defend and hold Released Parties harmless from and against any and all Claims to the extent caused by (i) any Handling of any Waste Materials or Hazardous Materials at, beneath, to, from or about the Property by Buyer, (ii) any compliance or noncompliance with Environmental Laws regarding any Waste Materials, or Hazardous Materials related thereto at, beneath, to, from or about the Property during the period of Buyer’s ownership, (iii) the management, ownership or operation of the Property during the period of Buyer’s ownership and (iv) any acts, omissions, services or other conduct related to any of the foregoing items “(i)” through “(iii),” inclusive, and/or (v) any condition, activity or other matter respecting the Property that is not addressed by any of the foregoing items “(i)” through “(iv),” inclusive and which occurs or accrues on or after the date of this Release Agreement.

5. Recordation. It is the intention of the parties hereto that the provisions of this Release Agreement shall run with the land described in Exhibit A, and that this Release Agreement shall be recorded in the Official Records of the County of San Mateo, California, as set forth in Recital Paragraph ”A,” above.

6. Effective Date. This Release Agreement shall become effective immediately.

7. Notice. Any notice or other communication required or desired to be given hereunder shall be in writing and shall be personally delivered, or delivered by commercial courier or by United States Mail, registered or certified, postage prepaid, return receipt requested, and shall be deemed delivered only upon actual receipt by the addressee or refusal to accept delivery. Mailed notices to Buyer or the shall be addressed as set forth below:

If to Seller:	University Circle Investors, LLC.
c/o Vintage Properties
2479 East Bayshore, Suite 704
Palo Alto, CA 94303
Attn: Joseph R. Seiger

with a copy to:	Thelen Reid & Priest LLP
101 Second Street, Suite 1800
San Francisco, CA 94105
Attn: Richard Shapiro

Ex. I - 6

If to Buyer:	____________________________
____________________________
____________________________
Attn:

with a copy to:	____________________________
____________________________
____________________________
Attn:

8. Miscellaneous.

(a) This Release Agreement constitutes the entire understanding between the parties hereto respecting the subject matter hereof, and no additions to, or modifications of, any term or provision of this Release Agreement shall be effective unless set forth in writing and signed by all of the parties hereto, and appropriately recorded in the Official Records of the County of San Mateo.

(b) Without limiting the rights remedies of the Released Parties as provided herein regarding the Covenant Not to Sue, in the event of any controversy, claim or dispute between the parties arising out of or relating to this Release Agreement or the breach thereof, the prevailing party shall be entitled to recover from the other party reasonable expenses, attorneys’ fees, and costs. “Prevailing Party” within the meaning of this Section shall include, without limitation, a party who brings an action against the other party after the other party is in breach or default, if such action is dismissed upon the other party’s payment of the sums allegedly due or performance of the covenant allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action whether or not such action proceeds to a final judgment or determination.

(c) All captions and headings in this Release Agreement are for purposes of reference and convenience only and shall not limit or expand the meaning of the provisions hereof.

(d) This Release Agreement and each provision hereof shall be interpreted in accordance with their fair meaning and not against or in favor of any party.

(e) This Release Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California applicable to instruments, persons and transactions which have legal contacts and relationships solely within the State of California. If any provisions of this Release Agreement shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Release Agreement as of the date first above written.

Ex. I - 7

BUYER:	SELLER:

UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By	By:	University Circle Associates, LLC, a California limited liability company, managing member.

Its	By:	Old Trace EPA Properties, LLC, a California limited liability company, manager

By

Its

Ex. I - 8

Exhibit A

to Release Agreement and

Covenant Not To Sue

Property Description

[See Attached]

Ex. I - 9

EXHIBIT J

LIST OF TENANT OCCUPANCY LEASES

1950 UNIVERSITY AVENUE (BUILDING A)

Office Lease, dated as of January 25, 2005, by and between Seller and Howrey Simon Arnold & White, LLP, a District of Columbia limited liability partnership.

Retail Lease, dated November 15, 2003, by and between Seller and LuLu Petite Incorporated, a California corporation.

Retail Lease, dated as of December 1, 2003, by and between Seller and San Francisco Soup Company, a California corporation.

Office Lease, dated as of December 30, 2002, by and between Seller and Dewey Ballantine LLP, a New York limited liability partnership (“Dewey Ballantine”), as amended by that certain Amendment No. 1 to Office Lease, dated as of February 1, 2003, by and between Seller and Dewey Ballantine, as amended by that certain Amendment No. 2 to Office Lease, dated as of July 1, 2003, by and between Seller and Dewey Ballantine, as amended by that certain Amendment No. 3 to Office Lease, dated as of January 15, 2005, by and between Seller and Dewey Ballantine.

Office Lease, dated as of May 10, 2004, by and between Seller and Wachovia Securities, LLC.

Office Lease, dated as of April 26, 2005, by and between Seller and Piper Jaffray & Co., a Delaware corporation (“Piper Jaffray”), as amended by that certain First Amendment to University Circle Office Lease, dated as of May 27, 2005, by and between Seller and Piper.

Office Lease, dated as of June 13, 2005, by and between Seller and Square 1 Financial, Inc.

1900 UNIVERSITY AVENUE (BUILDING B)

Office Lease, dated as of April 15, 2000, by and between Seller and McCutchen, Doyle, Brown & Enersen LLP, a California limited liability partnership (predecessor in interest to Bingham McCutchen, LLP) (“McCutchen”), as amended by that certain First Amendment to Office Lease, dated as of March 30, 2002, by and between Seller and McCutchen, as amended by that certain Second Amendment to Office Lease, dated as of July 12, 2005, by and between Seller and Bingham McCutchen, LLP.

Office Lease, dated as of June 20, 2003, by and between Seller and Joseph B. Roberson, Jr., M.D., Inc., a California corporation (“Roberson”), as amended by that certain Amendment No. 1 to University Circle Office Lease, dated as of September 1, 2003, by and between Seller and Roberson.

Ex. J - 1

Office Lease, dated as of August 1, 2003, by and between Seller and Kasey K. Li, DDS, MD, Inc., a California corporation (“Li”), as amended by that certain Amendment No. 1 to University Circle Office Lease, dated as of September 1, 2003, by and between Seller and Li.

Office Lease, dated as of July     , 2004, by and between Seller and Greenberg Traurig, LLP, a New York limited liability partnership (“Greenberg”).

Office Lease, dated as of May 25, 2004, by and between Seller and Greater Bay Bancorp, a California corporation (“Greater Bay”), as amended by that certain First Amendment to University Circle Office Lease, dated as of January 26, 2005, by and between Seller and Greater Bay.

Office Lease, dated as of December 14, 2004, by and between Seller and Dr. Lynna B.K. Bui, D.D.S., M.P.H., A.P.C. (“Bui”), as amended by that certain First Amendment to University Circle Office Lease, dated as of March 15, 2005 by and between Seller and Bui, as amended by that certain Second Amendment to University Circle Office Lease, dated as of May 6, 2005, by and between Seller and Bui.

2000 UNIVERSITY AVENUE (BUILDING C)

Office Lease, dated as of January 23, 2004, by and between Seller and Brooks Nelson Investment Advisors, LLC, a California limited liability company.

Office Lease, dated as of January 30, 2004, by and between Seller and Copan, Inc., a Washington corporation doing business in California as Copan Ventures, Inc.

Office Lease, dated as of May 11, 2005, by and between Seller and Greenberg.

Office Lease, dated as of September 1, 2003, by and between Seller and The McGraw-Hill Companies, Inc., a New York corporation.

Office Lease, dated as of March 26, 2003, by and between Seller and Gray Cary Ware & Freidenrich LLP, a California limited liability company (“Gray Cary”), as amended by that certain Amendment No. 1 to Office Lease, dated as of April 4, 2003, by and between Seller and Gray Cary, as amended by that certain Amendment No. 2 to Office Lease, dated as of April 22, 2003, by and between Seller and Gray Cary, as amended by that certain Amendment No. 3 to Office Lease, dated as of July 15, 2003, by and between Seller and Gray Cary, as assigned pursuant to that certain Assignment and Assumption Agreement, dated as of December 17, 2004, by and between Gray Cary, as assignor, and Piper Rudnick LLP, a Maryland limited liability partnership, as assignee.

Office Lease, dated as of April 15, 2003, by and between Seller and Bank Leumi USA, a New York State Chartered Trust Company (“Leumi”), as amended by that certain First Amendment to University Circle Lease, dated as of July     , 2003, by and between Seller and Leumi.

Ex. J - 2

EXHIBIT K

HAZARDOUS MATERIALS INFORMATION DOCUMENTS

Prepared by Erler & Kalinowski, Inc:

Phase I and Phase II Environmental Site Assessment Report, October 15, 1999

Post Demolition Investigation Work Plan, May 22, 2000

Post Demolition Investigation Report, October 2000

Removal of Underground Storage Tanks at 1937-1943 University Ave., February 8, 2001

Removal of Underground Storage Tank at 1998 University Ave., October 2, 2001

Also the following letters from the Health Services Agency relating to each of the above reports:

Dated June 9, 2000, reference Post Demolition Investigation Work Plan

Dated September 25, 2000, reference Case Closure, 1998 University Ave. (ARCO)

Dated February 22, 2001, reference UST removal, 1937-1943 University Ave.

Dated June 19, 2001, reference Post Demolition Investigation Report

Dated October 11, 2001, reference UST removal, 1998 University Ave.

Ex. K - 1

EXHIBIT L

GRANT DEED

Recorded at Request of and
When Recorded Mail to:

__________________________
__________________________
__________________________

Mail Tax Statement to:

__________________________
__________________________
__________________________

GRANT DEED

For valuable consideration, receipt of which is acknowledged, University Circle Investors LLC, a Delaware limited liability company, hereby grants to                         , a                         , the real property in the County of San Mateo, State of California, described in Exhibit A attached hereto and made a part hereof, subject to all matters of record.

[INSERT ADDITIONAL LANGUAGE AS REQUIRED PURSUANT TO THE DDA.]

Dated:                     , 2005.

UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By:	University Circle Associates, LLC, a California limited liability company, managing member.

By:	Old Trace EPA Properties, LLC, a California limited liability company, manager

By

Its

Ex. L - 1

Exhibit A

to Grant Deed

Legal Description of Real Property

[See Attached]

Ex. L - 2

STATE OF CALIFORNIA	)
) ss.
County of	)

On                     , 2005, before me                         , a Notary Public in and for the State of California, personally appeared                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

WITNESS my hand and official seal.

Signature (Seal)

Ex. L - 3

EXHIBIT M

FORM OF AFFIDAVIT

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a buyer of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform buyer that a withholding of tax is not required upon the disposition of a U.S. real property interest by University Circle Investors, LLC, a Delaware limited liability company (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3. Seller’s U.S. employer identification number is 77-0515149; and

4. Seller’s office address is 2479 East Bayshore, Suite 704 Palo Alto, CA 94303.

Seller understands that this certification may be disclosed to the Internal Revenue Service by buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated:                     , 2005.

UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By:	University Circle Associates, LLC, a California limited liability company, managing member.

By:	Old Trace EPA Properties, LLC, a California limited liability company, manager

By

Its

Ex. M - 1

EXHIBIT N

FORM OF TENANT/CONTRACTOR NOTICE LETTER

                    , 2005

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

_____________________

_____________________

_____________________

RE: 1900, 1950 and 2000 University Avenue, East Palo Alto, California

Ladies and Gentlemen:

You are hereby notified that:

1. As of the date hereof, University Circle Associates, LLC, a Delaware limited liability company, has sold the above referenced property to                          (“New Owner”). We have transferred the security deposit received by us under your lease to the New Owner, less the amount of $            , which we have applied to satisfy claims we previously made against the deposit.

2. Future notices and payments with respect to your lease should be made to the New Owner at an address which will be given to you by the New Owner by separate correspondence.

[FOR CONTRACTS: We shall not be responsible for any costs or you incur or any obligations relating to the property from and after the date hereof.]

Sincerely,

UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By: University Circle Associates, LLC, a California limited liability company, managing member.

By: Old Trace EPA Properties, LLC, a California limited liability company, manager

By

Its

Ex. N - 1

EXHIBIT O

ASSUMPTION INDEMNITY AGREEMENT

THIS ASSUMPTION INDEMNITY AGREEMENT dated                     , 2005, is made and entered into by and between University Circle Investors, LLC., a Delaware limited liability company (“Seller”), and                         ,                          (“Buyer”).

R E C I T A L S

This Agreement is made with reference to the following facts and intentions of the parties:

A. An Agreement for Purchase and Sale, dated August 1, 2005 has been entered into by and between Buyer and Seller (“Purchase Agreement”), for the purchase and sale of the real property commonly known as 1900, 1950 and 2000 University Avenue, East Palo Alto, California. Capitalized terms used but not defined herein have the meanings as set forth in the Purchase Agreement.

B. Seller is the trustor under that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated December 19, 2003 (the “Deed of Trust”) in favor of Existing Lender, as recorded in the Official Records of San Mateo County as document number 2003-350199 in favor of Teachers Insurance and Annuity Association, a New York corporation, or the successor beneficiary (the “Lender”).

C. The Deed of Trust and the Assignment of Rents and Leases secure a note in the principal amount of One Hundred Fifty Million Dollars ($150,000,000), dated December 19, 2003, by Seller to Existing Lender (the “Note”).

D. Seller has also entered into the following documents in favor of Existing Lender: that certain Pledge and Security Agreement dated as of March 22, 2005 (the “Pledge Agreement”), that certain Holdback Agreement dated December 19, 2003, as amended and restated in that Second Holdback Agreement dated as of March 4, 2005 (the “Holdback Agreement”), and that certain Assignment of Leases and Rents, dated December 19, 2005, in favor of Existing Lender, as recorded in the Official Records of San Mateo County as document number 2003-350200 (the “Assignment of Leases”), and University Circle Associates, a California limited liability company (“UCA”), and Rockwood Capital Real Estate Partners Fund III, L.P., a Delaware limited partnership (“Rockwood”), as the members in Seller, have entered into the following documents on behalf of Seller and in favor of Lender: that certain Environmental Indemnity (“Environmental Indemnity”) executed by, and that certain Guaranty of Recourse Obligations of Borrower (“Guaranty”) executed by UCA and Rockwood, collectively as guarantors, both of which documents are dated December 19, 2003.

E. The Note, Deed of Trust, Assignment of Leases, Pledge Agreement, Holdback Agreement, Environmental Indemnity and Guaranty, together with such other documents as Seller executed in connection with the loan evidenced by the Note are, hereinafter, collectively, the “Loan Documents”

F. As partial payment of the Purchase Price, Seller has agreed to assign and Buyer has agreed to assume Seller’s obligations under the Existing Note, the Deed of Trust, the

Ex. P - 1

Assignment of Rents and Leases and to accept title to the Property subject to the Deed of Trust and the Assignment of Rents and Leases.

G. Pursuant to and as a condition of Seller’s obligations under the Purchase Agreement, Buyer has agreed to and to cause any entity to which Buyer assigns its rights to, and pursuant to the terms of the :Purchase Agreement (the “Owner”), to execute and deliver this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and as a material part of the consideration for the entering into the Purchase Agreement, the conveyance of the Property to Buyer and for other valuable consideration receipt of which is hereby acknowledged, the parties hereto agree to the provisions hereinafter set forth, as follows:

1. Assignment and Assumption. As of the date first set forth above, Seller hereby assigns to Buyer [or to Owner] all of Seller’s rights, obligations and liabilities under the Loan Documents and Buyer [or Owner] hereby assumes all of Seller’s rights, obligations and liabilities under the Loan Documents accruing on or after date of this Agreement.

2. Indemnification by Buyer. Buyer hereby for itself and each and all of its members, officers, directors, employees, parents, affiliates or subsidiaries (collectively, the “Buyer Parties”) [and Owner] shall indemnify, defend and hold Seller, UCA and Rockwood and each of their respective members, partners, affiliates, parent business organizations, subsidiary business organizations, shareholders, officers, directors, employees, servants, heirs, executors, and successors and assigns (the “Seller Parties”) harmless from and against any and all actual, threatened or potential claims, suits, proceedings, actions, causes of action, demands, liabilities, losses, obligations, orders, requirements or restrictions, liens, penalties, fines, charges, debts, damages, costs, and expenses of every kind and nature including attorneys and consultants’ fees and costs, which result from any of Buyer’s Parties obligations as Seller’s successor under any of the Loan Documents or any other claims by Existing Lender or its successors accruing on or after the date hereof under any of the Loan Documents.

3. Indemnification by Seller. Seller shall indemnify, defend and hold Buyer [and Owner], and each and all of its[and their respective] members, officers, directors, employees, parents, affiliates or subsidiaries and its and their respective successors-in-interest in chain of title to the Property and each and all of their respective heirs, executors, successors and assigns (collectively, the “Buyer Parties”) harmless from and against any and all actual, threatened or potential claims, suits, proceedings, actions, causes of action, demands, liabilities, losses, obligations, orders, requirements or restrictions, liens, penalties, fines, charges, debts, damages, costs, and expenses of every kind and nature including attorneys and consultants’ fees and costs, which result from Seller’s obligations under any of the Loan Documents or any other claims by Existing Lender or its successors accruing prior to the date hereof under any of the Loan Documents.

4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer [and Owner] and their respective successors and assigns and the obligations of Buyer hereunder may also be enforced by UCA and/or Rockwood, as intended third party beneficiaries of the obligations of Buyer under this Agreement.

Ex. P - 2

5. Further Assurances. Whenever requested to do so by the other party, each party shall execute, acknowledge and deliver any further conveyances, assignments, confirmations, satisfactions, releases, powers of attorney, instruments of further assurance, approvals, consents and any further instruments or documents that are necessary, expedient or proper to complete any conveyances, transfers, sales and assignments contemplated by this Agreement. In addition, each party shall do any other acts and execute, acknowledge and deliver any requested documents in order to carry out the intent and purpose of this Agreement.

6. Attorneys’ Fees. If any party prevails against the other in a legal action or proceeding (including arbitration) concerning any part of this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith.

7. Governing Law. This Agreement shall be governed and construed in accordance with California law.

8. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

BUYER:		SELLER:

UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By:	Its:	By: University Circle Associates, LLC, a California limited liability company, managing member.

By: Old Trace EPA Properties, LLC, a California limited liability company, manager

By

Its

[OWNER:

By

Its	]

Ex. P - 3

EXHIBIT P

EXAMPLE OF CALCULATION OF EARNOUT AMOUNT

Assuming that Seller has executed leases totaling 15,000 RSF as of May 1, 2006 , the Earnout Amount calculation would be as follows:

Assumptions:

Total leases executed as of May 1, 2006:*	15,000 RSF
Term	5 years
Term Commencement/Occupancy:	9/1/2006
Rent Commencement (2 mo’s free rent):	11/1/06
Base Rent:	$3.50
Annual Inflator (inflates as of 9/1/07):	3%
Rent Schedule:
9/1/06 – 10/31/06	Free
11/1/06 – 8/31/07	$3.500
9/1/07 – 8/31/08	$3.605
9/1/08 – 8/31/09	$3.713
9/1/09 – 8/31/10	$3.825
9/1/10 – 8/31/11	$3.939

*	assume one lease of 15,000 RSF for this example

Value of Additional Leasing:

Annual rent ($3.50*10*15,000) + ($3.605*2*15,000)	$633,150
Capped annual rent @ 6.5% per RSF	$9,740,769	$649/ft
Less $400/RSF floor:	$(6,000,000)	$400/ft
Incremental Value of Additional Leasing:	$3,740,769	$249/ft

Total Earnout Amount Calculation:

Earnout Amount minimum at $400*19,358	$7,743,200
Plus: Incremental Value of Additional Leasing	$3,740,769

Total Value of Earnout Amount as of 5/1/06:	$11,483,969.00

Seller is responsible for paying or crediting to Buyer the $315,000 of pre-commencement and free rent from 5/1/06 – 10/31/06.

Ex. P - 1

EXHIBIT Q

TENANT IMPROVEMENT ALLOWANCES, LEASING

COMMISSIONS AND RENT SUPPORT

UC - TIs and Commissions Outstanding-Projected as of 8/1/05

Tenant Improvements	Per Sq. Ft.	Total
Greenberg Traurig-2000 Univ. Ave.	5.00	42,705	This is the $5 per sf for the 2000 University space. It will not be required if there are no improvements to this space on a temporary basis.
Greenberg Traurig-1900 Univ. Ave.	3.83	93,961	This is the remaining unreimbursed allowance.
Howrey Simon	56.21	1,597,970	This is the entire allowance amount.
Piper Jaffray	55.21	1,021,696	This is the entire allowance amount.
Square 1 Bank	50.00	308,200	6,164 sf lease — this is the entire allowance amount.
2nd floor corridor – 1950 Univ. Ave.	N/A	101,409	Total budget is approx. $280,000. ET3 invoices of $178,590.69 have been paid as of 7/12/05.
6th floor demising wall – 2000 Univ. Ave.	N/A	12,500	The 2000 University 6th floor demising wall may not be required.

SUBTOTAL		$3,178,441

Leasing Commissions-Third Party
Gray Cary - Berson		521,327	This is the final installment due Jan., 2006.
Howrey Simon		283,263	2nd half of Howrey commission due to CB.
Square 1 Bank		42,413	50% of Square 1 Bank commission due to BT.

SUBTOTAL		$847,003

Leasing Commissions Listing Broker — SRM/Law
Square 1 Bank		15,410	50% of commission for Square 1 Bank.

SUBTOTAL		$15,410

GRAND TOTAL:		$4,040,854

Ex. Q - 1

UNIVERSITY CIRCLE

Rent and Reimbursement Credit for Tenants with Free Rent or Delayed Commencement

As of August 1, 2005

Estimated operating expenses/property tax reimbursement revenue calculations based upon expenses provided in the Offering Memorandum.

1.) Piper Jaffray - Suite 201

Note: Estimated lease commencement on 11/1/2005, reimbursements to commence on 11/1/2005, base rent not to commence until 3/1/2006.

	Sq Ft.	Months	Rent/Total	TOTAL	DAILY
Pre Commencement	15,000	3	$3.30	$148,500	$1,650
Rent Abatement	15,000	4	$3.30	$198,000
Estimated Reimbursement Revenue		3	$15,000	$45,000	$500

				$391,500	$2,150

2.) Piper Jaffray - Suite 201 (Delayed Commencement)

Note: Estimated lease commencement on 7/1/2006, with base rent and reimbursements commencing on 7/1/2006.

	Sq Ft.	Months	Rent/Total	TOTAL	DAILY
Pre Commencement	3,504	11	$3.30	$127,195	$385
Estimated Reimbursement Revenue		11	$3,504	$38,544	$117

				$165,739	$502

3.) Howrey Simon

Note: Term commenced 5/26/05, occupancy estimated at 1/1/2006. Rent commences 2/1/06, reimbursements commence on 1/1/06.

	Sq Ft.	Months	Rent/Total	TOTAL	DAILY
Pre Commencement	28,431	5	$3.30	$469,112	$3,127
Rent Abatement	28,431	1	$3.30	$93,822
Estimated Reimbursement Revenue		5	$28,431	$142,155	$948

				$705,089	$4,075

4.) Square 1 Bank

Note: Term commencement upon occupancy, no later than 2/1/06. Rent commences 2/1/06. Reimbursements start as of Term Commencement (estimated at 2/1/06).

	Sq Ft.	Months	Rent/Total	TOTAL	DAILY
Pre Commencement	6,164	6	$3.60	$133,142	$740
Estimated Reimbursement Revenue		6	$6,164	$36,984	$205

				$170,126	$945

5.) Greater Bay Bancorp

Note: Base rent to commence on 6/8/06.

	Sq Ft.	Months	Rent	TOTAL	DAILY
Suite 600	24,050	10.233	$3.25	$799,842	$2,605

6.) Greenberg Traurig - Suite 602 (Bldg. C)

Note: Lease does not commence until 6/1/2006.

	Sq Ft.	Months	Rent/Total	TOTAL	DAILY
Pre Commencement	8,541	10	$3.25	$277,583	$925
Estimated Reimbursement Revenue		10	$8,541	$85,410	$285

				$362,993	$1,210

Ex. Q - 2

UNIVERSITY CIRCLE

Rent and Reimbursement Credit for Tenants with Free Rent or Delayed Commencement

As of August 1, 2005

Estimated operating expenses/property tax reimbursement revenue calculations based upon expenses provided in the Offering Memorandum.

7.) DLA Piper Rudnick Gray Cary

Note: Tenant has discounted base rent and pays no reimbursement revenue until 7/1/2007.

	Sq Ft.	Stabilized Rent PSF	Abated Rent PSF	Months	TOTAL	DAILY
Base Rent (through 6/2006)	118,821	$3.00	$1.02	11	$2,587,167	$7,840
Estimated Reimbursement Revenue through 6/06					$1,486,404	$4,504

			Total Abatement 8/05 –6/06:		$4,073,571	$12,344

	Sq Ft.	Stabilized Rent PSF	Abated Rent PSF	Months	TOTAL	DAILY
Base Rent (through 6/2007)	118,821	$3.00	$2.32	12	$963,948	N/A
Estimated Reimbursement Revenue through 6/07					$1,677,349
			Total Abatement 7/06 – 6/07:		$2,641,297

				Total Abatement:	$6,714,868	$12,344

8.) DLA Piper Rudnick Gray Cary Sublease Income

Note: As part of lease with University Circle, all sublease income received by the Tenant from its premises at other buildings is applied to reduce its rent abatement. A $757,543 credit is given to Seller in the Initial Payment. The “daily burn-down” for a close date after 8/1/05 is provided below.

“Daily Burn-Down” of Sublease Income Credit to Seller (for purchase price calculation):        ($966)

TOTAL UNIVERSITY CIRCLE INCOME SUPPORT: $9,310,157 Daily Burn-Down from 8/1/05 – 10/31/05: $22,865

Ex. Q - 3

EXHIBIT R

[reserved]

Ex. R-1

EXHIBIT S

GREENBERG TRAURIG POSSIBLE LEASE AMENDMENTS

1.	The termination date for the 2000 University Avenue space would be changed to 12/31/09 to be concurrent with the termination date for the 1900 University Avenue space.

2.	Greenberg Traurig would have an option to lease 4,500 sf on the ground floor of 1900 University Avenue, in a window period of 6/30/11-12/31/11, providing Greenberg Traurig has exercised its option to extend on the 5th floor of 1900 University Avenue.

3.	Greenberg Traurig’s on-going right of first offer for space that becomes available in 1900 University Avenue would be expanded to include any space on the first floor (currently the right applies to the 2nd, 3rd, 4th and 6th floors, but not the 1st floor).

4.	Currently, GT has a right of first offer for the 2nd, 3rd and 4th floor spaces in 1900 University Avenue as they become available for lease and as “Landlord desires to market such space on a separately demised basis.” The Lease would be amended to provide Greenberg Traurig with a right of first offer for all or a portion of the space so long as such space is at least 8,000 sq. ft of contiguous area and the remainder of the space can be provided with legal exiting and has reasonable glass-line (window-line should equal or exceed the average width of the space.). This right would be without reference to “Landlord’s desire to market such space on a separately demised basis.”

Ex. S-1

EXHIBIT T

FORM OF REPRESENTATION LETTER

                , 200

Ernst & Young LLP

Suite 2800

600 Peachtree Street

Atlanta, GA 30308-2215

We are providing this letter in connection with your audit of the operating statement for the year ended December 31, 2005 (the “Statement”) provided by University Circle Investors, LLC (“Seller”) to Wells Operating Partnership [II], L.P. (“Wells”) in connection with Wells’ purchase of the project known as University Circle, 1900, 1950 and 2000 University Avenue, East Palo Alto, California (the “Project”). We understand that you are auditing the Statement for the purpose of expressing an opinion as to whether the Statement presents fairly, in all material respects, the revenues over certain operating expenses in conformity with accounting principles generally accepted in the United States.

The undersigned confirms, to the best of his knowledge and belief, as of the date of this letter, the following as it relates to the financial statements which Seller maintains for the Project for the year ended                      and the                      months ending                      (“Operating Statements”).

1. Seller has made available to Ernst & Young, which is also the auditor of Seller’s financial statements, all relevant financial records and related data relating to the Project.

2. There have been no communications from regulatory agencies or lenders concerning noncompliance with or deficiencies in Seller’s financial practices

3. There are no material transactions that have not been properly recorded in the accounting records underlying the Operating Statements.

4. Seller has complied with all material aspects of contractual agreements that would have a material effect on the Operating Statements in the event of noncompliance.

5. The accounting records underlying the Operating Statements accurately and fairly reflect, in reasonable detail, the operations of the Project.

This letter is being delivered pursuant to the terms of the Agreement for Purchase and Sale of the Project between Seller and Wells Real Estate Funds, Inc., and is subject to the terms and conditions thereof.

Ex. T-1

UNIVERSITY CIRCLE INVESTORS, LLC, a Delaware limited liability company

By:	University Circle Associates, LLC, a California limited liability company, managing member.

By:	Old Trace EPA Properties, LLC, a California limited liability company, manager

By

Its

Ex. T-2